UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Marvell Technology, Inc.

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To our Stockholders
May 13, 2026
To our Stockholders:
Fiscal 2026 was a year of significant growth and accelerating momentum for Marvell. We delivered approximately $8.2 billion in revenue, growing more than 40% year over year, driven by strong demand in our data center end market. We also significantly increased capital returns to our stockholders, returning approximately $2.2 billion through share repurchases and dividends.
Our fiscal 2026 results are a reflection of Marvell’s transformation over the past decade. When I became CEO in 2016, Marvell was a very different company, with a broader mix of consumer-oriented businesses, a much smaller presence in data infrastructure, and approximately $2.2 billion in annualized revenue. At the time, we believed the long-term growth opportunity in semiconductors would increasingly center on the infrastructure required to move, store, process, and secure data at massive scale. That conviction shaped the strategy we put in place and the decisions we made over the following decade. Early on, we established a clear vision for Marvell to become a leading provider of data infrastructure semiconductor solutions, and over time we systematically transformed the portfolio, capabilities, and operations of the company to realize that vision.
A Decade of Transformation
When I joined the company, data center represented only about 9% of our revenue base, and that business was primarily tied to on-premises enterprise infrastructure. We made the unconventional decision to bet the company’s strategic direction on the smallest, but highest-potential, part of our portfolio. Today, more than 97% of Marvell’s revenue is tied to data infrastructure markets, with cloud and AI infrastructure now serving as the primary drivers of our growth. We serve the world’s leading hyperscale cloud customers, enabling the AI infrastructure they are deploying at scale.
To achieve this transformation, we streamlined the portfolio, exited or divested businesses that were no longer aligned with our strategy, and focused our investments on markets we believed offered the strongest long-term growth opportunities. Over time, we built a foundation of high-speed connectivity technologies that are enabling data infrastructure broadly, and we are deploying those technologies across high-speed interconnects, custom silicon, switching, and storage semiconductor businesses.
Strategic acquisitions also played an important role in accelerating Marvell’s transformation. Over the past decade, we expanded our capabilities through acquisitions including Cavium in compute, Avera in custom ASICs, Inphi in high-speed electro-optics, Innovium in cloud switching, and more recently Celestial AI and XConn in next-generation AI connectivity. Each acquisition was a deliberate step toward building capabilities that would compound over time and strengthen the technology platform required for the next generation of cloud and AI infrastructure.
We also demonstrated discipline in divesting businesses that no longer aligned with our long-term strategy, including Wi-Fi connectivity, broadband, LTE, multimedia, and most recently automotive Ethernet. Notably, the sale of our Wi-Fi business to NXP for $1.8 billion and our automotive Ethernet business to Infineon for $2.5 billion in cash delivered compelling value for stockholders and provided additional capital to redeploy toward higher-growth opportunities. In total, over the past decade, we completed more than $24 billion of acquisitions and nearly $4.5 billion of divestitures.

“We serve the world’s leading hyperscale cloud customers, enabling the AI infrastructure they are deploying at scale.”

Marvell Technology, Inc. 2026 Proxy Statement

Building a World-Class Execution Engine
In addition to changing our product portfolio, Marvell has significantly improved development efficiency, product quality, and execution speed across the company, rebuilding an execution engine that enables us to design increasingly complex chips, in higher volumes, with faster cycle times and more predictable results. Since 2018, the percentage of programs achieving first-pass silicon success, moving from A0 to production, has improved by 90%, while average tape-out cycle time has decreased by approximately 60%. These results were achieved even as chip complexity increased significantly across our product lines. These improvements reflect the rigor of our engineering teams, the strength of our execution model, and the increased coordination across our product, operations, and supply chain organizations. They have become increasingly important as our products and customer programs have grown in complexity and scale.
At the same time, we deepened our relationships with many of the world’s leading technology companies. Today, Marvell works closely with hyperscale cloud providers, networking OEMs, and ecosystem partners on the most advanced infrastructure deployments in the industry. These relationships are built on years of collaboration, technical execution, and earned trust, and they continue to expand as AI infrastructure scales globally. Our ability to co-develop deeply alongside customers and deliver at scale has become one of Marvell’s most important competitive advantages.
Sustained Value Creation
The strategic choices we made over the past decade are now translating into meaningful business results. In fiscal 2026, data center accounted for approximately three-quarters of total revenue, reflecting the central role AI now plays in our growth. Data center revenue has grown from approximately $200 million when this journey began to more than $6 billion in fiscal 2026, representing a 45% compound annual growth rate over the past 10 years. In addition, total company revenue grew at a compound annual growth rate of approximately 14.5% from fiscal year 2017 through the end of fiscal year 2026. In fiscal 2026, Marvell delivered approximately $2.9 billion in non-GAAP* operating profit, while non-GAAP EPS* reached $2.84 — more than eleven times higher than Marvell’s non-GAAP* EPS 10 years ago.
Within data center, our growth is being driven by several key areas. Optical interconnect has grown at an approximately 50% compound annual growth rate (CAGR) for five straight years and represents roughly half of our data center revenue, continuing to outpace overall growth. Our custom silicon business has scaled rapidly from effectively zero to approximately 25% of our data center revenue in just a few years and continues to grow as customers adopt more specialized architectures. We expect XPUs and XPU attach solutions to be significant drivers of our growth over the next several years, with XPU attach emerging as a new category that we expect to grow to a multibillion-dollar opportunity over time.
The rapid acceleration of AI is reshaping the semiconductor industry. Demand is expanding beyond training to inference, driving a new phase of infrastructure buildout that is broader, more complex, and more distributed. Customers are building large-scale AI infrastructure that requires advances across compute, networking, and connectivity. This evolution plays directly to Marvell’s strengths.
Marvell is the leader in end-to-end high-speed connectivity in and around the data center. We have built a comprehensive portfolio that spans electrical and optical connectivity, from links between data centers to die-to-die connectivity within the package, and everything in between. Our technologies are delivered through a combination of custom and merchant silicon, allowing us to support a broad range of customer architectures and design choices.
A clear example of our progress is our recently announced strategic partnership with NVIDIA. Through this collaboration, we are connecting Marvell’s custom silicon and networking capabilities to the NVIDIA AI ecosystem, enabling customers to build highly optimized, heterogeneous infrastructure. This partnership reflects the growing importance of connectivity, optical interconnect, and accelerated infrastructure in scaling AI, and it underscores Marvell’s role as a key enabler of next-generation systems. NVIDIA’s decision to partner with and invest in Marvell further validates the technology, capabilities, and execution we have built over time.
A Culture Built for Long-Term Success
Foundational to our transformation and future is the culture we have built at Marvell. It is defined by relentless innovation, strong execution, and a shared commitment to our customers, employees, and communities.
Our Core Behaviors — acting with integrity and treating everyone with respect, innovating to solve customer needs, executing with thoroughness and rigor, and helping others achieve their objectives — guide how we operate and how we serve our customers and partners around the world. Over time, these behaviors have become deeply embedded across the company and are central to how we execute and scale the business.
Our employees are our greatest asset and the key to building long-term value. We continue to invest in developing talent at every stage of employees’ careers. One of the first talent initiatives I put in place as CEO was a global internship program, which now brings hundreds of interns into Marvell each year, many of whom go on to become full-time employees. From early-career development programs and technical leadership initiatives to management and executive development, we are building an environment where employees can continue to grow professionally while contributing to Marvell’s long-term success. This focus on early-career talent is reflected in our hiring: in fiscal 2026, almost 40% of our new hires were Gen Z.
This year, we were honored to be named one of the World’s Most Ethical Companies® by Ethisphere, reflecting the commitment of our employees to uphold the highest standards in everything we do. We were also recertified as a Great Place to Work® in multiple countries based on direct employee feedback and recognized by Forbes as one of America’s Best Employers for New Graduates. We continue to rank at the top of our peer group across a number of employee review platforms.
Our culture extends beyond the workplace and into the communities where we live and operate. In 2025, 25% of our employees participated in charitable giving or volunteering, up from 7% in 2022. This level of engagement reflects the shared sense of purpose across our global team and the positive impact they are making every day.

Marvell Technology, Inc. 2026 Proxy Statement

We are also committed to advancing sustainability across our operations and products. In fiscal 2026, approximately 97% of Marvell’s global electricity usage came from renewable sources, and we reduced our Scope 1 and market-based Scope 2 greenhouse gas emissions by 86% compared to our fiscal 2022 baseline. We are also improving the power efficiency of our products, recognizing that energy efficiency is becoming increasingly important as AI infrastructure scales globally.
Looking Ahead**
We are entering a new phase of growth at Marvell, one that builds on a decade of transformation and positions the company to scale significantly. Demand across AI and cloud infrastructure is not only strong — it is accelerating, and we believe we are still in the early stages of this cycle.
Our role in enabling next-generation infrastructure continues to expand, driven by leadership in optical interconnect, custom silicon, and switching and storage. As AI systems scale, the complexity of these platforms is increasing, and so is the need for tightly integrated, high-performance solutions — areas where Marvell is deeply differentiated.
To meet this moment, we are scaling the company with urgency and intent. This includes expanding our engineering capacity, scaling our systems and processes, and continuing to invest in the technologies that will define the next generation of infrastructure. We are also increasingly leveraging AI internally to improve productivity across the company, helping our engineers design and deliver better products faster, accelerating development cycles, and enabling early-career talent to become productive more quickly. The pace of innovation in our industry is increasing, and Marvell is operating with the speed, focus, and rigor this moment requires.
While the opportunity ahead is significant, we remain focused on disciplined execution and long-term value creation. We believe the combination of our technology leadership, trusted customer relationships, and ability to execute at scale positions Marvell to deliver sustained growth in the years ahead.
I want to thank our employees for their dedication and hard work, our customers and partners for their trust and collaboration, and our stockholders for their continued support throughout this period of transformation and growth.
Marvell’s best days are ahead, and I am excited about what we can achieve over the next decade.
Matt Murphy
Chairman and CEO
*
In this letter, I refer to certain Non-GAAP financial measures. A reconciliation between our GAAP and Non-GAAP financial measures is available in the appendix at the end of the proxy statement.

**
This letter contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Words such as “aim,” “see,” “look,” “committed,” “dedicated,” “prospect,” “expect,” “intend,” “plan,” “project,” “believe,” “seek,” “can,” “may,” “will,” “target” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual events or results may differ materially from those described in this letter due to a number of risks and uncertainties, including the risks and uncertainties that affect our business described in the “Risk Factors” section of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by us from time to time with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Marvell Technology, Inc. 2026 Proxy Statement

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on June 25, 2026	1000 N. West Street Suite 1200 Wilmington, DE 19801
The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Marvell Technology, Inc., a Delaware corporation, (“Marvell,” the “Company,” “we,” “us” or “our”) is scheduled to be held on Thursday, June 25, 2026, at 9:00 a.m. Pacific Time. The Annual Meeting will take place solely by means of remote communication as discussed below. The Annual Meeting will be held virtually via live audio webcast at www.virtualshareholdermeeting.com/MRVL2026. You will be able to attend, vote your shares and submit questions online during the meeting by logging in to the website specified above using the 16-digit control number included on your proxy card or a “legal proxy,” as described in further detail below.
The purposes of the Annual Meeting are:
1.
To elect the eight (8) directors named in the accompanying proxy statement who will hold office until the earlier of the 2027 Annual Meeting or their resignation or removal;

2.
To approve named executive officer compensation on an advisory (non-binding) basis;

3.
To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending January 30, 2027; and

4.
To consider and act on one stockholder proposal, entitled “Independent Board Chairman,” if properly presented at the Annual Meeting.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote in their discretion the shares represented by all properly executed proxies.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting. We have established the close of business, 6:00 p.m. Pacific Time, on April 30, 2026, as the record date for determining those stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Only holders of shares of our common stock and shares of our Series A Convertible Preferred Stock (the “Series A Preferred Stock”) as of the record date are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Execution of a proxy will not in any way affect your right to attend and vote at the Annual Meeting, and any person who executes a proxy will retain the right to revoke it at any time before it is exercised. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.
Your Board recommends that you vote: FOR the Board’s nominees for directors; FOR the approval of our named executive officer compensation; FOR the ratification of the appointment of our independent registered public accounting firm; and AGAINST the stockholder proposal.
In the event of a technical malfunction or other situation that the meeting Chairman determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the Chairman or secretary of the Annual Meeting will convene the meeting at 11:00 a.m. Pacific Time on the date specified above and at Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054 solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting Chairman. Under either of the foregoing circumstances, we will post information regarding the announcement in the “Investor Relations” section of the Company’s website at https://investor.marvell.com.
Your attention is directed to the accompanying proxy statement. Whether or not you plan to attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. For specific voting instructions, please refer to the information provided in the following proxy statement, together with your proxy card or the voting instructions you receive by mail, e-mail or that are provided via the Internet.
BY ORDER OF THE BOARD OF DIRECTORS
May 13, 2026	MATTHEW J. MURPHY Chairman and CEO

Important notice regarding the availability of proxy materials for the Annual Meeting:
This Proxy Statement and the financial and other information contained in our Annual Report to Stockholders for the fiscal year ended
January 31, 2026 are available at www.proxyvote.com, where you may also cast your vote.

Marvell Technology, Inc. 2026 Proxy Statement	1

Marvell Technology, Inc. 2026 Proxy Statement	2

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 25, 2026	MARVELL TECHNOLOGY, INC. 1000 N. West Street Suite 1200 Wilmington, DE 19801
INTRODUCTION
This proxy statement and the accompanying proxy materials are being furnished in connection with the solicitation by the board of directors (the “Board”) of Marvell Technology, Inc., a Delaware corporation, of proxies for use at our Annual Meeting of Stockholders (referred to herein as the “Annual Meeting” or the “meeting”) scheduled to be held virtually at 9:00 a.m. Pacific Time, on Thursday, June 25, 2026. This proxy statement and the accompanying proxy materials are first being made available to stockholders on or about May 13, 2026.
INFORMATION REGARDING THE ANNUAL MEETING
This proxy statement contains information about the meeting and was prepared by our management at the direction of our Board. Our Board supports each action for which your vote is solicited except for Proposal No. 4 (the stockholder proposal, entitled “Independent Board Chairman”).
Our Board asks you to appoint Willem Meintjes, our Chief Financial Officer, and Mark Casper, our Chief Legal Officer and Secretary, as your proxy holders to vote your shares at the meeting. You may make this appointment by properly completing the proxy as described below. If appointed by you, your shares represented by a properly completed proxy received by us will be voted at the meeting in the manner specified therein or, if no instructions are marked on the proxy, your shares will be voted as described below. Although management does not know of any other matter to be acted upon at the meeting, unless contrary instructions are given, shares represented by valid proxies will be voted by the persons named on the proxy card in the manner the proxy holders deem appropriate for any other matters that may properly come before the meeting.
We maintain our executive office in Delaware at 1000 N. West Street, Suite 1200, Wilmington, DE 19801. Our telephone number in Delaware is (441) 294-8096.
Record Date and Shares Outstanding
The record date for the Annual Meeting has been set as the close of business, 6:00 p.m. Pacific Time, on April 30, 2026 (“Record Date”). Only stockholders of record as of such date will be entitled to notice of and to vote at the meeting. As of the Record Date, the following shares of the Company were issued and outstanding: 875,553,173 shares of common stock, and 2,000,000 shares of Series A Preferred Stock that are convertible into 21,778,000 shares of common stock. Therefore, there are 897,331,173 total shares (on an as-converted to common stock basis) (the “Voting Shares”) entitled to vote as of the Record Date. Each Voting Share is entitled to one vote on each of the proposals to be voted on at the Annual Meeting, except that the Voting Shares with respect to the Series A Preferred Stock do not vote for the election and removal of directors. Voting Shares held as of the Record Date include shares that are held directly in your name as the stockholder of record and those shares held for you as a beneficial owner through a broker, bank, or other nominee.
In this proxy statement, we refer to the fiscal year ended January 28, 2023 as fiscal 2023, the fiscal year ended February 3, 2024 as fiscal 2024, the fiscal year ended February 1, 2025 as fiscal 2025, the fiscal year ended January 31, 2026 as fiscal 2026, and the fiscal year ended January 30, 2027 as fiscal 2027.

Marvell Technology, Inc. 2026 Proxy Statement	3

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Nominees
Our Bylaws provide that our Board shall consist of not fewer than two (2) nor more than fifteen (15) directors. The exact number is currently set at nine (9) and there are currently nine (9) members serving on our Board. After discussing with each director their interest in continuing to serve as a director of the Company, the Nominating and Governance Committee of the Board (the “N&G Committee”) has recommended, and our Board has nominated, eight (8) current members of our Board to stand for election at the Annual Meeting. In discussions with the N&G Committee one of our directors, Mr. Brown expressed a preference to retire from the Board. As a result of these discussions and his preference, he was not nominated as a director for fiscal 2027. If the current nominees are elected, we will have eight members serving on our Board and the number of directors will be reduced to eight effective as of the election of directors at the Annual Meeting. We thank Mr. Brown for his service on the Board.
Our director nominees for the 2026 Annual Meeting are Sara Andrews, Brad Buss, Daniel Durn, Rebecca House, Marachel Knight, Matthew J. Murphy, Rajiv Ramaswami and Richard Wallace. All of our director nominees are currently directors who were last elected by stockholders at the 2025 Annual Meeting, except for Mr. Ramaswami who was appointed to the Board on July 22, 2025.
If the current nominees are elected, we will have eight (8) members serving on our Board.
All nominees elected as directors will serve until the 2027 Annual Meeting and until their successors have been duly elected and qualified or their earlier resignation or removal. In the event any new nominees are appointed as directors after this Annual Meeting, they will be required to stand for election at the next Annual Meeting.
Biographical information for each of the nominees may be found immediately following this proposal. Each of our nominees is willing to be named as such herein and each of the nominees is willing to serve as a director if elected. However, if one or more of the director nominees should be unable or, for good cause, unwilling to serve as a director, the proxy holders may vote for a substitute nominee recommended by the N&G Committee and approved by our Board, or the Board may reduce its size.
Board Recommendation and Required Vote
Our Board recommends that you vote FOR each director nominee identified above.
Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR the election of each such nominee. Assuming the presence of a quorum, our Bylaws require that, in an uncontested election (such as the Annual Meeting), a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast “for” that nominee exceeds the number of votes cast “against” that nominee) at the Annual Meeting. Abstentions and broker non- votes will have no effect on the outcome.
DIRECTOR NOMINEES
Name	Age(1)	Position	Director Since	Gender(2)	Demographic Identity(2)
Matthew J. Murphy	53	Chairman & CEO	2016	M	W
Sara Andrews	62	Independent Director	2022	F	W
Brad W. Buss	62	Lead Independent Director	2018	M	W
Daniel Durn	59	Independent Director	2024	M	W
Rebecca House	53	Independent Director	2022	F	W
Marachel L. Knight	53	Independent Director	2020	F	B
Rajiv Ramaswami	60	Independent Director	2025	M	A
Richard P. Wallace	66	Independent Director	2024	M	W

(1)
The age of each director is provided as of the Record Date.

(2)
B-Black or African American. W-White. A-Asian. M-Male. F-Female.

Marvell Technology, Inc. 2026 Proxy Statement	4

Below each nominee’s biography, we have included an assessment of the skills and experience of such nominee that led to the conclusion he or she should serve as a director at this time, in light of the Company’s business and structure.
Matthew J. Murphy Chairman & CEO Age: 53 Director Since: 2016
Matthew J. Murphy is Marvell’s Chairman and Chief Executive Officer. He has led the Company since joining in July 2016 and has served as a member of the Board since 2016 and as Chairman of the Board since June 2023. In his role as Chairman and Chief Executive Officer, Mr. Murphy is responsible for leading new technology development, directing ongoing operations and driving Marvell’s growth strategy. From July 2016 to July 2025, Mr. Murphy was also President of the Company. Prior to joining Marvell, Mr. Murphy worked for Maxim Integrated Products, Inc. (“Maxim”), a designer, manufacturer, and seller of analog and mixed signal integrated circuits, for 22 years, where he advanced through a series of business leadership roles over two decades. Most recently, from 2015 to 2016 he was Executive Vice President, Business Units, Sales and Marketing. In this capacity he had company-wide profit and loss responsibility, leading all product development, sales and field applications, marketing, and central engineering. From 2011 to 2015, he was Senior Vice President of the Communications and Automotive Solutions Group, leading the team that developed differentiated solutions for those markets. From 2006 to 2011, he was Vice President, Worldwide Sales & Marketing during a time when Maxim’s sales expanded significantly. Prior to 2006, he served in a variety of business unit management and customer operations roles. In prior roles, Mr. Murphy led Maxim’s communications, data center, and automotive business groups, all of which experienced significant growth under his leadership. Mr. Murphy previously served on the board of directors of eBay Inc. Mr. Murphy earned a Bachelor of Arts from Franklin & Marshall College and is a graduate of the Stanford Executive Program.
Mr. Murphy brings to the Board both extensive industry knowledge and, as a result of his day-to-day involvement in the Company’s business, insight and information related to the Company’s strategy, sales, financial condition, operations, and competitive position.

Sara Andrews Independent Director Age: 62 Director Since: 2022
Sara Andrews has served as a member of the Board since April 2022. In April 2022, she joined Experian plc, a multi-national data analytics and consumer credit reporting company, as Chief Information Security Officer. She served as Senior Vice President and Chief Information Security Officer at PepsiCo, Inc., a multi-national food and beverage company, from July 2014 to April 2022, where she was responsible for safeguarding networks and data across all PepsiCo business units and brands globally. Prior to joining PepsiCo, Inc., she served as Chief Network Security Officer of Verizon Communications, Inc. from June 1997 to July 2014, during which time she led several organizations responsible for the security of all Verizon wireline networks serving Verizon’s residential, small business and enterprise customers. Ms. Andrews previously served on the board of directors of LogMeIn, Inc., formerly a public company, Mandiant, Inc. and the Collin County Children’s Advocacy Center, a non- profit child advocacy center based in Plano, Texas. She is a member of the CISO (Chief Information Security Officer) Coalition National Leadership Board. Ms. Andrews holds a Bachelor of Industrial Engineering from Auburn University and a Master of Business Administration from Brenau University.
Ms. Andrews brings to the Board extensive expertise in cyber-security and information system technology. She also brings experience with the operation of large companies that are of a size and scale significantly greater than the Company.

Marvell Technology, Inc. 2026 Proxy Statement	5

Brad W. Buss Lead Independent Director Age: 62 Director Since: 2018
Brad W. Buss has served as a director since July 2018 and as the Lead Independent Director since June 2025. Mr. Buss was the Chief Financial Officer of SolarCity Corporation, a provider of solar energy services, from August 2014 until he retired in February 2016. Mr. Buss served as the Executive Vice President of Finance and Administration and Chief Financial Officer of Cypress Semiconductor Corporation from August 2005 to June 2014. Mr. Buss also held prior financial leadership roles with Altera Corporation, Cisco Systems, Inc., Veba Electronics LLC and Wyle Electronics, Inc. Mr. Buss currently serves on the boards of directors of AECOM and QuantumScape Corporation as well as private company boards. Mr. Buss previously served as a director of TuSimple Holdings Inc., Advance Auto Parts, Inc., Tesla Motors Inc., CaféPress, Inc. and Cavium, Inc. (which Marvell acquired in July 2018). Mr. Buss holds a Bachelor of Arts in economics from McMaster University and an Honors Business Administration degree, majoring in finance and accounting, from the University of Windsor.
Mr. Buss brings to the Board his executive experience and his financial and accounting expertise with both public and private companies in the semiconductor industry and other diverse industries as well as extensive business management, governance, and leadership experience.

Daniel Durn Independent Director Age: 59 Director Since: 2024
Daniel Durn has served as a director since April 2024. He is the Chief Financial Officer and Executive Vice President, Finance, Technology, Security and Operations of Adobe Inc. Mr. Durn joined Adobe in October 2021 as Executive Vice President and Chief Financial Officer. Prior to that, Mr. Durn served as a Senior Vice President and Chief Financial Officer of Applied Materials, Inc., a semiconductor equipment company, from August 2017 to October 2021. Previously, he was Executive Vice President and Chief Financial Officer at NXP Semiconductors N.V. from December 2015 to August 2017 following its merger with Freescale Semiconductor Inc. (“Freescale”), where he was Senior Vice President and Chief Financial Officer prior to the merger. Before Freescale, he was Chief Financial Officer and Executive Vice President of Finance and Administration at GlobalFoundries Inc., a multinational semiconductor company, and he served as Managing Director and Head of Mergers and Acquisitions and Strategy at Mubadala Technology Fund, a private equity fund. Prior to that, Mr. Durn was a Vice President of Mergers and Acquisitions in the technology practice at Goldman Sachs & Company, a global investment banking firm. Mr. Durn received his Master of Business Administration in Finance from Columbia Business School and graduated from the U.S. Naval Academy with a Bachelor of Science in Control Systems Engineering. He served in the Navy for six years, reaching the rank of lieutenant.
Mr. Durn brings to the Board deep expertise relating to finance and accounting matters and extensive business management, governance, and leadership experience at other publicly traded technology and semiconductor companies.

Marvell Technology, Inc. 2026 Proxy Statement	6

Rebecca House Independent Director Age: 53 Director Since: 2022
Rebecca W. House has served as a director since August 2022. Ms. House has served as the Senior Vice President, Chief People (since July 2020) and Legal Officer and Secretary (since January 2017) of Rockwell Automation, Inc., a global leader in industrial automation and digital transformation. Prior to that she served as the Assistant General Counsel, Operations and Compliance, and Assistant Secretary, at Harley-Davidson, Inc., a motorcycle manufacturer. Ms. House serves on the board of directors for FMI Funds, Inc. and the Wisconsin Alumni Research Foundation (WARF). She is also a director and former Board President of Sojourner Family Peace Center, the largest provider of domestic violence prevention and intervention services in the state of Wisconsin. She graduated with a Bachelor of Arts degree from the University of Wisconsin — Madison. She earned her law degree, magna cum laude, from Harvard Law School in Cambridge, Massachusetts.
Ms. House brings to the Board her human resources, legal, risk oversight, sustainability, and general management experience and expertise, as well as corporate governance experience developed through leadership positions at public companies with global operations.

Marachel L. Knight Independent Director Age: 53 Director Since: 2020
Marachel L. Knight has served as a director since July 2020. In December 2022, Ms. Knight retired as Senior Vice President of Strategic Program Realization at AT&T, Inc., a leading provider of telecommunications, media, and technology services globally, where she was responsible for managing prioritization of a multi-billion-dollar capital portfolio and delivering strategic initiatives, products and services that spanned across the enterprise. Prior to holding that position, she served as the Senior Vice President of Technology Planning and Operations at AT&T, Inc., from April 2021 to April 2022. Prior to holding that position, she held various leadership positions at AT&T, Inc. over her more than 25 year tenure, including Senior Vice President of Engineering and Operations from 2020 to 2021; Senior Vice President of Technology Services and Operations from 2019 to 2020; Senior Vice President of Wireless and Access Engineering, Construction and Operations from 2018 to 2019; Senior Vice President of Technology Planning and Engineering from 2017 to 2018; Senior Vice President — Wireless Network Architecture and Design during 2017; Vice President — Advanced Technology Planning and Realization from 2016 to 2017; and Vice President — Construction and Engineering (Midwest Region) from 2015 to 2016. Prior to holding these positions, she held other leadership roles at AT&T, Inc. of increasing responsibility. Ms. Knight serves on the board of directors of LM Ericsson Telephone Company. She holds a Master of Science, Information Networking from Carnegie Mellon University and a Bachelor of Science, Electrical Engineering from Florida State University.
Ms. Knight brings to the Board her technical and operational leadership gained over her 27 years of experience at AT&T, including her experience managing technology operations at scale as well as experience in 5G planning and rollouts that provides us with insights related to our technology and strategic business priorities in our carrier infrastructure end market.

Marvell Technology, Inc. 2026 Proxy Statement	7

Rajiv Ramaswami Independent Director Age: 60 Director Since: 2025
Rajiv Ramaswami has served as a director since July 2025. Mr. Ramaswami has served as a Director and the President and Chief Executive Officer of Nutanix, Inc., an enterprise Cloud computing company, since December 2020. Prior to joining Nutanix, Mr. Ramaswami served as Chief Operating Officer of Products and Cloud Services at VMware,Inc., a virtualization and cloud infrastructure solutions company, from October 2016 until December 2020. From April 2016 to October 2016, Mr. Ramaswami led VMware’s Networking and Security business as Executive Vice President and General Manager. Mr. Ramaswami served as Executive Vice President and General Manager, Infrastructure and Networking at Broadcom, a semiconductor, enterprise software and security solutions company, from February 2010 to January 2016, where he established Broadcom as a leader in data center, enterprise, and carrier networking. Prior to Broadcom, he served in multiple General Manager roles at Cisco, a global networking hardware and software technology company, across switching, data center, storage and optical networking business units. Earlier in his career, he held various leadership positions at Nortel, Tellabs, and IBM. Mr. Ramaswami also served as a member of the board of directors of NeoPhotonics Corporation, a manufacturer of telecommunications circuits, from March 2014 to August 2022. Mr. Ramaswami is an Institute of Electrical and Electronics Engineers Fellow and holds 36 patents, primarily in optical networking. Mr. Ramaswami has Bachelor of Science degree in Electrical Engineering and Computer Science from the Indian Institute of Technology, Madras as well as a M.S. and Ph.D. in Electrical Engineering and Computer Science from the University of California, Berkeley.
Mr. Ramaswami brings more than three decades of technology industry leadership to the Board. Mr. Ramaswami is an accomplished technology executive with deep expertise spanning software, cloud services, network infrastructure, and semiconductors. His leadership and strategic perspective will be invaluable to the Board as we implement our future strategic plans.

Richard P. Wallace Independent Director Age: 66 Director Since: 2024
Richard P. Wallace has served as a director since April 2024. Mr. Wallace is a director and the President and Chief Executive Officer of KLA Corporation, where he has served as the Chief Executive Officer since January 2006, the President since November 2008 and as a member of the board of directors since 2006. He began at KLA Instruments in 1988 as an applications engineer and has held various general management positions throughout his 38 years with KLA Corporation, including positions as President and Chief Operating Officer from July 2005 to December 2005, Executive Vice President of the Customer Group from May 2004 to July 2005, and Executive Vice President of the Wafer Inspection Group from July 2000 to May 2004. Earlier in his career, he held positions with Ultratech Stepper, Cypress Semiconductor Corporation and Procter & Gamble Company. Mr. Wallace previously served as a member of the board of directors of SEMI (Semiconductor Equipment and Materials International), a prominent industry association, including as SEMI’s Chairman of the Board. In addition, he previously served as a director of Splunk, Inc., NetApp, Inc., Proofpoint, Inc. and Beckman Coulter Inc. He earned his bachelor’s degree in electrical engineering from the University of Michigan and his master’s degree in engineering management from Santa Clara University, where he also taught strategic marketing and global competitiveness courses after his graduation.
Mr. Wallace brings to the Board extensive leadership and semiconductor industry experience. In addition, Mr. Wallace’s current service as a member of the board of directors of KLA Corporation and his prior service as a member of the boards of directors of Splunk, Inc., NetApp, Inc. and Proofpoint, Inc. give him a strong understanding of his role as a director and a broad perspective on key industry issues and corporate governance matters.

There are no family relationships among any of our director nominees and executive officers.

Marvell Technology, Inc. 2026 Proxy Statement	8

Non-Employee Director Nominee Skills Matrix
Name	C-Level Experience	Operations	Governance, Legal	Auditing or Accounting	Technology, Risk Management, Cybersecurity	Public Company Board	Global Expertise	Industry knowledge
Sara Andrews	x				x	x	x
Brad Buss	x		x	x	x	x	x	x
Daniel Durn	x	x	x	x	x		x	x
Rebecca House	x		x		x		x
Marachel Knight		x			x	x	x	x
Rajiv Ramaswami	x	x	x		x	x	x	x
Richard Wallace	x	x	x		x	x	x	x

Marvell Technology, Inc. 2026 Proxy Statement	9

CORPORATE GOVERNANCE AND
MATTERS RELATED TO OUR BOARD OF DIRECTORS
Corporate Governance
We believe that good corporate governance is important to our ability to manage the Company for the long-term benefit of our stockholders. We periodically review our corporate governance policies and practices (the “Corporate Governance Guidelines”) and benchmark them to those suggested by various corporate governance authorities and the practices of other public companies.
Corporate Governance Guidelines
Our Board has adopted a set of Corporate Governance Guidelines to establish a framework within which it is able to conduct its business. The Corporate Governance Guidelines provide, among other things, that:
▪
A majority of the directors must be independent;

▪
Our Board shall appoint all members of, and the Chair of, each Board committee based on the recommendations of the N&G Committee;

▪
The N&G Committee screens and recommends Board candidates to our Board;

▪
The Audit Committee of the Board (the “Audit Committee”), Executive Compensation Committee of the Board (the “ECC”) and N&G Committee must consist solely of independent directors; and

▪
The independent directors shall meet regularly in executive session without the presence of the non-independent directors or members of our management.

If the Company has a member of management (or otherwise non-independent Board member) serving as Chairman of the Board, our Board will appoint a lead independent director. The lead independent director will be selected by the majority vote of the independent directors of the Board. The lead independent director’s duties include the following:
▪
Develop the agenda for meetings, as needed, and moderate executive sessions of the Board’s independent directors;

▪
Help promote good communication between the independent directors and the Chairman of the Board and/or the CEO;

▪
Chair the meetings of the Board in the absence of the Chairman of the Board;

▪
Make recommendations to the Chairman of the Board regarding the appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with the flow of the Company’s operations;

▪
Jointly with the Chairman of the Board set agendas for Board meetings and make recommendations to the Chairman of the Board regarding the structure of Board meetings;

▪
Make recommendations to the Chairman of the Board in assessing the quality, quantity and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties;

▪
Coordinate with the N&G Committee and the Chief Legal Officer (or his or her designee) to promote a thorough annual self- assessment by the Board and its committees; and

▪
Meet with major investors upon request.

In performing the duties described above, the lead independent director consults with the Chairs of the appropriate Board committees and solicits their participation.
We also provide our directors training on issues facing us and on subjects that would assist the directors in discharging their duties. Our Board may modify the Corporate Governance Guidelines from time to time, as appropriate. The Corporate Governance Guidelines can be found on our website (www.marvell.com) in the investor relations section. None of the material on our website is part of this proxy statement or is incorporated by reference herein.
Sustainability and Compliance
Our sustainability strategy revolves around three pillars — Thriving Organization, Sustainable Products and a Responsible Supply Chain. Our governance model provides oversight, accountability and risk management for our sustainability priorities.
The Board’s N&G Committee has oversight of sustainability matters and receives quarterly updates on our progress and performance. Our Chief Legal Officer acts as an executive sponsor of the sustainability program and provides quarterly updates to the N&G Committee and additional updates to the Chair of the N&G Committee on an as-needed basis. The Audit Committee receives quarterly updates from the Chief Compliance Officer on our ethics and compliance programs, including anticorruption measures, ethics training, supply chain risk management and adherence to export and import regulations. The Chair of the Audit Committee also receives more frequent updates from our Chief Legal Officer. The ECC also has oversight of several aspects related to human capital.
We are committed to being transparent on the progress on our sustainability program. For more information on our sustainability strategy, governance and performance, please see our Sustainability Report on our website. See our Annual Report on Form 10-K filed March 11, 2026 for more information on our human capital management and governance.
Political Contributions
We engage with government representatives to provide information and education on issues that affect our industry. While we provide insight about the semiconductor industry, we do not: make contributions to political campaigns through money, time or in-kind contributions; have a

Marvell Technology, Inc. 2026 Proxy Statement	10

political action committee; or make contributions to third-party committees, organizations or special funds. You can find our Policy on Political Activities on the investor relations portion of our website.
Website references and hyperlinks throughout this document are provided for convenience only. The content on the referenced websites is not incorporated into, and does not form a part of, this proxy statement.
Compensation Committee Interlocks and Insider Participation
During fiscal 2026, the ECC consisted of the following persons: Tudor Brown, Brad Buss, Robert Switz, and Richard Wallace. None of the members of the ECC who served during fiscal 2026 is a current or former officer or employee of Marvell or our subsidiaries or had any relationship with us not otherwise disclosed herein under applicable SEC rules. In addition, to our knowledge, there are no compensation committee interlocks between us and other entities involving our executive officers or directors who serve as executive officers or directors of such other entities.
Director Qualifications
We are required to have a majority of independent directors who meet the definition of “independent director” under applicable Nasdaq and SEC rules. We are also required to have at least one member of our Audit Committee who meets the criteria for an “audit committee financial expert” as defined by SEC rules. We also believe it is appropriate for our Chief Executive Officer to serve on our Board.
The N&G Committee believes that the following specific, minimum qualifications must be met by a nominee for the position of director:
▪
The highest personal and professional ethics and integrity;

▪
The ability to work together with other directors, with full and open discussion and debate as an effective, collegial group;

▪
Current knowledge and experience in our business or operations, or contacts in the community in which we do business and in the industries relevant to our business, or substantial business, financial or industry-related experience; and

▪
The willingness and ability to devote adequate time and attention to our business.

When making its determination whether a nominee is qualified for the position of director, the N&G Committee may also consider such other factors as it may deem in the best interests of the Company and its stockholders, such as the following:
▪
Relationships that may affect the independence of the director or conflicts of interest that may affect the director’s ability to discharge his or her duties;

▪
Diversity of perspective, opinion, experience, and background of the proposed director, including the need for financial, business, academic, public sector or other expertise on our Board or its committees; and

▪
An individual’s skillset and experience together with those of other directors and potential directors compared to the Company’s needs.

When evaluating a candidate for nomination, the N&G Committee does not assign specific weight to any of these factors or believe that all of the criteria should necessarily apply to every candidate. The N&G Committee assesses its effectiveness in this regard in connection with its annual director evaluation process.
Identifying and Evaluating Nominees for Director
The N&G Committee identifies, recruits, and recommends to our Board, and our Board approves, director nominees for election at each Annual Meeting and new directors for election by our Board to fill vacancies that may arise. Under our Bylaws, any director appointed by our Board is required to be voted upon by stockholders at our next Annual Meeting. The nominees for election at this Annual Meeting were recommended and approved by the N&G Committee and our Board, respectively.
The N&G Committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of our Board. Candidates considered for nomination to our Board may come from several sources, including current and former directors, professional search firms and stockholder nominations. The N&G Committee considers all persons recommended in the same manner, regardless of the source of nomination.
The N&G Committee considers proposals for nomination from stockholders that are timely and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications. A stockholder seeking to recommend a prospective nominee for the N&G Committee’s consideration should submit the candidate’s name and qualifications to our Chief Legal Officer and Secretary, Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054. Nominees for director are evaluated by the N&G Committee, which may retain the services of a professional search firm to assist it in evaluating potential nominees. For general information regarding stockholder proposals and nominations, see “Future Stockholder Proposals and Nominations for the 2027 Annual Meeting” included in this proxy statement.
Our Bylaws permit proxy access for stockholders. Stockholders who wish to nominate directors for inclusion in our proxy statement, or directly at an Annual Meeting in accordance with the procedures in our Bylaws, should see “Future Stockholder Proposals and Nominations for the 2027 Annual Meeting” in this proxy statement for further information.
Board Leadership Structure
Our Board determined that combining the roles of Chairman and Chief Executive Officer (in combination with a lead independent director) is the most effective leadership structure for the Company at this time. In addition, our Corporate Governance Guidelines provide that when the role of the Chairman is combined with that of the Chief Executive Officer, the independent directors are required to appoint a lead independent

Marvell Technology, Inc. 2026 Proxy Statement	11

director. The Board believes the current structure will provide the Company and the Board with strong leadership, appropriate independent oversight of management, and the ability to communicate the Company’s business and strategy to stockholders, customers, employees, and the public in a single voice. We believe having a lead independent director provides a strong counterbalance to the Chairman by, for example, facilitating independent oversight of management, promoting open dialogue among the independent directors during and in-between Board meetings, leading executive sessions at each quarterly Board meeting without the presence of the Chief Executive Officer, and focusing on the Board’s priorities and processes.
FY26 Chairman and Lead Independent Director
For fiscal 2026, the independent Board members designated Mr. Murphy as Chairman and Mr. Michael Strachan (prior to June 13, 2025) and Mr. Buss (after June 13, 2025) as the lead independent director with the duties set forth in more detail in our Corporate Governance Guidelines described above.
Chairman and New Lead Independent Director on Annual Meeting Date
As a result of Mr. Strachan’s retirement from the Board, the independent Board members designated Mr. Buss as the lead independent director effective as of the date of the 2025 Annual Meeting. This transition reflected our commitment to proactive and strategic succession planning, ensuring continuity and effective leadership within the Board. Our approach to succession planning emphasizes thoughtful preparation and a seamless transition process and is designed to maintain strong governance and oversight.
Succession Planning
Pursuant to the N&G Committee Charter, our N&G Committee, in collaboration with our lead independent director and our Chief Executive Officer, reviews our leadership roles, leadership development programs, and succession plans relating to directors, committee chairs and members, and our executive officers annually. The N&G Committee also oversees recruiting strategies for potential new directors and executive officers.
As part of its succession planning, the N&G Committee considers the results of our Board’s annual self-evaluation, as well as other appropriate information, including the types of skills and experience desirable for future Board members and the needs of our Board and its committees and our business strategy. The N&G Committee may also consider information received in connection with our engagement with stockholders.
An important responsibility of our Board is identifying and developing our executive talent, especially our Chief Executive Officer and our other senior leaders. Continuity of executive leadership is the primary goal with respect to the succession process. As part of its oversight of development of executive talent, the N&G Committee and the Board work with our Chief Human Resources Officer to identify candidates to potentially succeed current executives. The Board and the N&G Committee consider a variety of factors when evaluating candidates including, but not limited to: potential internal and external candidates, the skill sets needed for executives based on our current and future business strategy, leadership development programs available to internal candidates, and feedback from the Chief Executive Officer.
Board Meeting Attendance
There were seven meetings of our Board in fiscal 2026, as well as numerous committee meetings. The number of meetings of each committee is set forth below in “Committees of our Board.” Each of our incumbent directors attended at least 75% of the total number of meetings of our Board and committees on which such director served during fiscal 2026. On average, our incumbent directors had an attendance rate in fiscal 2026 of approximately 99%. The independent directors met regularly in executive session in fiscal 2026 without the presence of members of our management team.
Committees of Our Board
Our Board has three standing committees: the Audit Committee, the ECC and the N&G Committee. Committee membership as of the last day of fiscal 2026 was as follows:
NAME	AUDIT	ECC	N&G
Sara Andrews	Member	—	—
Tudor Brown	—	Member	—
Brad Buss	Member	Chair	—
Daniel Durn	Chair	—	—
Rebecca House	—	—	Member
Marachel Knight	—	—	Chair
Rajiv Ramaswami	—	—	Member
Richard Wallace	—	Member	—
Fiscal 2026 Number of Meetings	9	6	5
Our Board has adopted written charters for each of these committees, and copies of the charters are available on our website in the corporate governance documents section of our investor relations webpage at www.marvell.com. Each of the committee charters is reviewed annually by the respective committee, which may recommend appropriate changes for approval by our Board. None of the material on our website is part of this proxy statement or is incorporated by reference herein.

Marvell Technology, Inc. 2026 Proxy Statement	12

Audit Committee
The Audit Committee’s responsibilities are generally to assist our Board in fulfilling its responsibility to oversee the quality and integrity of the accounting, auditing, and reporting practices of the Company. The Audit Committee’s purpose is to oversee management’s conduct of our accounting and financial reporting process. The Audit Committee also, among other things, reviews financial reporting filings with the SEC prior to issuance, appoints our independent registered public accounting firm, oversees our internal audit function and the independent registered public accounting firm, reviews and discusses with management our risk management process and outcomes, including cyber-security matters, and reviews and discusses with management and our independent registered public accounting firm the adequacy and effectiveness of our internal control over financial reporting as reported by management. The Audit Committee also reviews, ratifies and/or approves related party transactions.
Our Board has determined that each current member of the Audit Committee meets the applicable independence, experience and other requirements of Nasdaq and the SEC. Our Board has determined that Messrs. Buss and Durn are “Audit Committee financial experts” as defined by applicable Nasdaq and SEC rules.
Executive Compensation Committee
The ECC has the authority to determine the compensation for our Chief Executive Officer and all other executive officers. In addition, the ECC is responsible for administering incentive compensation and equity-based award programs for non-executive employees and reviewing and recommending changes to such plans.
The ECC may designate one or more subcommittees, consisting of one or more members of the ECC, that may exercise all the powers and authority of the ECC. During fiscal 2026, a subcommittee of the ECC, comprised of the Chairman of the ECC, met monthly to approve new hire and follow-on equity grants for non-executive officers and employees. The subcommittee met ten times in fiscal 2026. The ECC may also designate one or more management committees, consisting of one or more members of management of the Company, to approve new hire and follow-on equity grants for non-executive officers and employees. In fiscal 2026, the ECC approved the establishment of the Management Equity Compensation Committee. The Management Equity Compensation Committee comprised of at least three (3) members of the management team of the Company (the Chief Accounting Officer, the Chief Human Resources Officer and the Chief Legal Officer (or persons with similar responsibilities)) approved equity grants two times in fiscal 2026. For more detail with respect to our equity grant practices, please see “Executive Compensation — Other Factors Considered in Determining Executive Compensation — Equity Grant Practices” below.
Our Board has determined that each person who served on the ECC during the fiscal year met the applicable independence requirements of Nasdaq and the SEC and such persons were “non-employee directors” under Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”).
Nominating and Governance Committee
The N&G Committee is responsible for developing and implementing policies and practices relating to corporate governance, including evaluating and monitoring implementation of our Corporate Governance Guidelines. The N&G Committee also reviews director compensation and recommends any changes to the Board, studies, and reviews with the Board the size and composition of our Board and its committees and screens and recommends candidates for election to our Board. The N&G Committee also oversees the Board’s and each Committee’s annual self-evaluation process. In addition, the N&G Committee oversees and assists the Board with officer and director succession planning and sustainability matters. Our Board has determined that each person who served on the N&G Committee during the fiscal year met the general independence requirements of Nasdaq and the SEC.
Role of Compensation Consultants and Absence of Conflict of Interest with Respect Thereto
The ECC engages executive compensation consulting firms to provide advice, analysis and market data relating to executive compensation. Such compensation consulting firms serve at the discretion of the ECC. Compensia Inc. (“Compensia”) was engaged to provide advice and market data in fiscal 2026. The compensation consultant serves at the discretion of the ECC and provides analysis, advice, and guidance with respect to executive compensation.
The ECC charter provides that the ECC shall be directly responsible for the appointment, compensation and oversight of the work of any committee adviser retained by it, and the Company shall provide for appropriate funding, as determined by the ECC, for payment of reasonable compensation to any committee adviser, and ordinary administrative expenses of the ECC that are necessary or appropriate in carrying out its duties. The ECC may select a committee adviser, and receive advice from a committee adviser, only after taking into consideration all factors relevant to that person’s independence from the Company’s management, specifically including the following:
▪
The provision of other services to the Company by the committee adviser;

▪
The amount of fees received from the Company by the committee adviser, as a percentage of the total revenue of the committee adviser;

▪
The policies and procedures of the committee adviser that are designed to prevent conflicts of interest;

▪
Any business or personal relationship of the committee adviser with a member of the ECC;

▪
Any stock of the Company owned by the committee adviser; and

▪
Any business or personal relationship of the committee adviser with an executive officer of the Company.

Under SEC rules, the ECC must determine whether any work completed by a compensation advisor raised any conflict of interest, after considering the six independence-related factors listed above. For fiscal 2026, the ECC reviewed these six factors as they apply to Compensia and identified no conflicts of interest.

Marvell Technology, Inc. 2026 Proxy Statement	13

Additional information concerning the compensation policies and objectives established by the ECC and the respective roles of our Chief Executive Officer and the compensation consultants in assisting with the determination of compensation for each of the executive officers named in the Summary Compensation Table, referred to in this proxy statement as our “named executive officers,” is included under the heading “Executive Compensation.”
Stockholder Communications with Our Board
Our Board has established a process for stockholders to send communications to our directors. If you wish to communicate with our Board or individual directors, you may send your communication in writing to: Chief Legal Officer and Secretary, Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054. You must include your name and address in the written communication and state whether you are a stockholder. The Chief Legal Officer and Secretary (or other officer acting in such capacity) will compile all such communications and forward appropriate communications to the relevant director or directors or committee of our Board based on the subject matter, or to the director or directors to whom such communication is addressed. We do not forward solicitations, junk mail or frivolous or inappropriate communications.
Director Independence
Our current Board consists of nine directors, one of whom is currently employed by the Company (Mr. Murphy). The Board has determined that all the current non-employee directors including the nonemployee nominees for director at this Annual Meeting are “independent” as such term is defined by the rules and regulations of Nasdaq and the SEC. Our Board has also determined that Messrs. Strachan and Switz, who resigned from the Board in June 2025, were independent during the time they were on the Board during fiscal 2026. For a director to be considered independent, our Board must affirmatively determine that neither the director nor any member of his or her immediate family has had any direct or indirect material relationship with us within the previous three years.
In evaluating the independence of our non-employee directors, the Board considered certain transactions, relationships and arrangements between us and various third parties with which certain of our independent directors are affiliated including those that are disclosed directly below and those described under “Certain Relationships and Related Party Transactions”, and determined that such transactions, relationships and arrangements were not material and did not interfere with such directors’ exercise of independent judgment in carrying out their responsibilities as directors. We do not consider transactions with respect to an individual director that in the aggregate do not exceed $120,000 during the fiscal year when determining independence as such transactions are deemed not to be material or to interfere with such directors’ exercise of independent judgment in carrying out their responsibilities as directors.
Mr. Durn, a member of our Board, is the Chief Financial Officer and Executive Vice President, Finance, Technology Services and Operations of Adobe Inc. who provides services to the Company. Purchases from Adobe Inc. were made in the ordinary course of business, on commercially reasonable terms and represented less than 1% of the revenue of the Company and less than 1% of the revenue of Adobe Inc. The Board determined that Mr. Durn’s relationship with Adobe Inc. and the transactions between the Company and Adobe Inc. do not conflict with the elements of independence set forth in the Nasdaq listing standards. Therefore, the Board affirmatively determined that Mr. Durn is independent.
Mr. Wallace, a member of our Board, is the Chief Executive Officer and President of KLA Corporation (“KLA”) who provides certain equipment and services to the Company. Purchases from KLA were made in the ordinary course of business, on commercially reasonable terms and represented less than 1% of the revenue of the Company and less than 1% of the revenue of KLA. The Board determined that Mr. Wallace’s relationship with KLA and the transactions between the Company and KLA do not conflict with the elements of independence set forth in the Nasdaq listing standards. Therefore, the Board affirmatively determined that Mr. Wallace is independent.
Board’s Role in Risk Oversight
Our Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our Board reviews on a quarterly (or more frequent basis) information regarding our liquidity, intellectual property, significant litigation matters and operations, as well as the risks associated with each of such items. Our ECC is responsible for regularly reviewing with management the Company’s major compensation-related risk exposures. The Audit Committee reviews and discusses with management its program to identify, assess, manage, and monitor significant enterprise risks of the Company, including financial, operational, privacy, Artificial Intelligence, cyber-security, business continuity, legal and regulatory, compliance and reputational risks. The N&G Committee manages risks associated with the independence of our Board, potential conflicts of interest and sustainability. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed either directly or through committee reports about such risks.
During fiscal 2026, our Board received reports on the most important strategic issues and risks facing the Company. In addition, our Board and its committees received quarterly reports from our head of internal audit, our Chief Accounting Officer, our Chief Legal Officer, our Chief Compliance Officer, our Chief Information Officer, our Chief Security Officer and other senior management regarding enterprise risk management, litigation and legal matters, compliance programs and risks, cyber-security risks and other applicable risk-related policies, procedures and limits. We believe that our leadership structure supports our risk oversight function. As indicated above, certain important categories of risk are assigned to committees that review, evaluate, and receive management reports on risk.
Risks Related to Our Compensation Policies and Practices
As noted above, our ECC is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, as well as our compensation plans that generally apply to all employees. In connection with such oversight, the ECC worked with Compensia, the ECC’s compensation consultant, to perform a risk assessment of our executive and equity compensation programs and governance practices. The purpose of this review was to determine whether such programs might encourage excessive or inappropriate risk taking that could result in a material adverse effect on the Company. During fiscal 2026, Compensia, with the assistance of our management, reviewed these programs, taking into consideration many factors, including but not limited to:
▪
Compensation philosophy;

Marvell Technology, Inc. 2026 Proxy Statement	14

▪
Pay mix;

▪
Performance measures;

▪
Goal setting and funding mechanisms;

▪
Payment and timing;

▪
Incentives structure and policies;

▪
Ownership and trading guidelines;

▪
Leadership and succession; and

▪
Program governance.

The annual risk assessment concluded that the Company’s compensation programs do not provide incentives to take risks that could have a material adverse effect on the Company.
Director Stock Ownership Guidelines
Each director is expected to hold shares of common stock with a value equal to five times his or her basic annual cash retainer. Directors have five years to satisfy the guidelines from the date such person is appointed or elected as a director. While below the guideline there is a minimum holding expectation for 50% of net after tax shares following vesting of restricted stock units until the guideline is met. All of the directors met the ownership guidelines as of our fiscal 2026 year-end either because they have attained the targeted ownership level or are still within their compliance period.
Annual Meeting Attendance
Although directors are encouraged to attend our Annual Meetings, we do not have a formal policy requiring such attendance. All of the director nominees, who were members of the Board at the time of the 2025 Annual Meeting, attended the meeting virtually or by telephone.
Compensation of Directors
Nonemployee directors receive both cash and equity compensation for their service as directors. Directors who are also employees of the Company, including Mr. Murphy, do not receive any additional compensation for their service as directors.
The Board, upon the recommendation of the N&G Committee, is responsible for reviewing the director compensation program and approving any changes. In September 2025, the N&G Committee reviewed our directors’ compensation relative to the compensation peer group approved by the ECC. The N&G Committee, after consultation with Compensia, decided not to make any changes to the compensation levels. Elements of director compensation are shown in the table below.
Cash Compensation
The annual fees for our nonemployee directors as of the end of fiscal 2026 are set forth below:
Cash Compensation Element	Cash Compensation Program for Fiscal 2026 ($)
Annual Retainer	100,000
Lead Independent Director Fee	50,000
Audit Committee Chair	35,000
Audit Committee Member	15,000
Executive Compensation Committee Chair	27,500
Executive Compensation Committee Member	10,000
Nominating and Governance Committee Chair	20,000
Nominating and Governance Committee Member	9,000
The retainer fees are paid in quarterly installments in arrears and are prorated for length of service as appropriate. Nonemployee directors serving on a committee receive either the applicable chairmanship fee or the membership fee, but not both. Nonemployee directors are reimbursed for travel and other reasonable out-of-pocket expenses related to attendance at Board and committee meetings. For a summary of the fiscal 2026 cash compensation paid to our nonemployee directors, please see the Director Compensation Table below.
Equity Compensation
Our nonemployee directors are eligible to receive equity awards under the Amended and Restated 1995 Stock Option Plan (the “1995 Stock Option Plan”), which provides for the grant of various types of equity awards including restricted stock units (“RSUs”). Currently, each nonemployee director who is elected or appointed at the Annual Meeting is automatically granted, immediately following the Annual Meeting, an RSU award (the “Annual RSU Award”) for a number of shares with an aggregate fair market value equal to $250,000 based on the

Marvell Technology, Inc. 2026 Proxy Statement	15

average closing market price of our stock over the prior 30 trading days. The Annual RSU Award vests as to 100% of the shares on the earlier of the one-year anniversary of the date of grant or the next Annual Meeting. If a Board member joins the Board on a date after the Annual Meeting, the Annual RSU Award is pro-rated based on the Board member’s length of service from joining the Board until the date of the next Annual Meeting and such RSUs vest on the date of the next Annual Meeting.
Director Compensation Table — Fiscal 2026
The following table sets forth the total compensation paid to each of our nonemployee directors serving in such capacity during any portion of fiscal 2026. The amount listed for the value of the stock awards below is based on the average closing market price of our stock over the prior 30 trading days before the grant date, which is why it differs from the value above of $250,000.
Board Members	Fees Paid(1)	Stock Awards ($)(1)	Total
Sara Andrews	115,000	263,807	378,807
Tudor Brown	110,000	263,807	373,807
Brad Buss	171,806	263,807	435,613
Daniel Durn	127,802	263,807	391,609
Rebecca House	109,000	263,807	372,807
Marachel Knight	116,041	263,807	379,848
Rajiv Ramaswami(2)	54,582	221,152	275,734
Michael Strachan(3)	66,580	—	66,580
Robert E. Switz(3)	49,125	—	49,125
Richard Wallace	110,000	263,807	373,807

(1)
The dollar value of RSU awards shown represents the grant date fair value calculated on the basis of the fair market value of the underlying shares of common stock on the grant date in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The actual value that a director will realize on each RSU award will depend on the price per share of our shares of common stock at the time the shares underlying the RSUs settle and are subsequently sold. There can be no assurance that the actual value realized by a director will be at or near the grant date fair value of the RSUs awarded.

(2)
Mr. Ramaswami joined the Board mid-year and received a prorated grant.

(3)
Messrs. Strachan and Switz did not stand for reelection and were not granted any equity.

The following table provides the number of shares subject to outstanding RSUs held as of January 31, 2026 by each nonemployee director serving in that capacity during any portion of fiscal 2026, as applicable. Vesting of the nonemployee director RSUs is subject to the individual Board member’s continued service through the vesting date.
Board Members	Total RSU Awards Outstanding (#)	RSU Vesting Date
Sara Andrews(1)	3,940	June 13, 2026
Tudor Brown	3,940	June 13, 2026
Brad Buss	3,940	June 13, 2026
Daniel Durn	3,940	June 13, 2026
Rebecca House	3,940	June 13, 2026
Marachel Knight	3,940	June 13, 2026
Rajiv Ramaswami(2)	3,082	June 25, 2026
Michael Strachan(3)	—	—
Robert E. Switz(3)	—	—
Richard Wallace	3,940	June 13, 2026

(1)
Settlement of the grant made in June 2025 has been deferred by the director.

(2)
Grants for new directors vest on the date of the next annual meeting of stockholders and not on the earlier of one year from the date of grant or the date of the annual meeting of stockholders.

(3)
Messrs. Strachan and Switz did not stand for reelection and were not granted any equity.

Marvell Technology, Inc. 2026 Proxy Statement	16

PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION
Under Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement, together with the compensation tables and the narrative disclosure related thereto. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. The say-on-pay vote is currently held on an annual basis. The next advisory vote to approve named executive officer compensation will be conducted at our 2027 Annual Meeting.
The ECC oversees the development and administration of our executive compensation program, including the underlying philosophy and related policies. Our primary business objective is to create long-term value for our stockholders. To achieve this objective, the executive compensation program is intended to achieve the following goals:
▪
Market Competitive: Provide a market-competitive level of total compensation opportunity that reflects the individually named executive officer’s role and ability to impact business performance.

▪
Performance-Based: Establish an explicit link between compensation and both overall business results and stockholder returns over short and long-term periods.

▪
Long-Term Focus: Promote a long-term focus for our named executive officers through incentive compensation that vests over multiple years.

▪
Align with Stockholders: Align the interests and objectives of our named executive officers with furthering our growth and creating stockholder value through the use of equity awards.

The ECC believes that both the elements and level of fiscal 2026 compensation for our executive officers are consistent with the goals contained in our compensation philosophy, as well as the overall objective of emphasizing sustained share price growth, and that the performance- based equity awards further reinforce our compensation program goals.
Before casting your vote on this proposal, please review the Compensation Discussion and Analysis section of this proxy statement, and the related compensation tables and narrative disclosure carefully to understand the design of our named executive officer compensation program. We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.
The say-on-pay vote is advisory and, therefore, not binding on us, the ECC or our Board. However, the say-on-pay vote will provide us information regarding investor sentiment about our executive compensation philosophy, policies, and practices, which the ECC will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and our ECC value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation, we will consider our stockholders’ concerns and the ECC will evaluate whether any actions are prudent or necessary to address those concerns. See section “Stockholder Engagement” of this proxy statement for more information on our recent stockholder engagement activities.
Board Recommendation and Required Vote
Our Board unanimously recommends that you vote FOR the approval of Proposal No. 2.
Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR Proposal No. 2. Assuming the presence of a quorum, the required vote to approve the proposal is the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter at the Annual Meeting. Abstentions will have the same effect as an “against” vote, and broker non-votes will have no effect on the outcome.

Marvell Technology, Inc. 2026 Proxy Statement	17

PROPOSAL NO. 3
APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
At the Annual Meeting, stockholders will be asked to ratify the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal 2027.
INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte has been our auditors and independent registered public accounting firm for our financial statements since February 22, 2016. Representatives of Deloitte are expected to be present at the Annual Meeting, and they will be given an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to any appropriate questions from stockholders.
Fees for Fiscal 2025 and Fiscal 2026
In addition to retaining Deloitte to audit the consolidated financial statements for fiscal 2026, we retained Deloitte to provide certain other professional services in fiscal 2026. The audit fees billed and expected to be billed by Deloitte for the indicated fiscal years and the fees billed for all other services rendered during the indicated fiscal years are as follows:
Type of Fee	Fiscal 2026 ($)	Fiscal 2025 ($)
Audit fees(1)	6,117,587	5,925,868
Audit-related fees(2)	550,000	820,000
Tax fees(3)	854,214	833,523
All other fees(4)	7,391	7,391
Total Fees	7,529,192	7,586,782

(1)
Includes fees for audit services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements.

(2)
Includes fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements, including procedures to support statutory requirements, and certain due diligence related to acquisitions.

(3)
Includes fees for tax compliance and advice and foreign tax matters.

(4)
Includes fees for all other non-audit services, including permissible business and advisory consulting services and a subscription to an accounting regulatory database.

Policy on Pre-Approval and Procedures
The engagement of Deloitte for non-audit accounting and tax services performed for us is limited to those circumstances where these services are considered integral to the audit services that Deloitte provides or in which there is another compelling rationale for using its services.
Pursuant to the Sarbanes-Oxley Act of 2002, all audit and permitted non-audit services for which the Company engages Deloitte require pre-approval by the Audit Committee, and all services reported in the table above were pre-approved accordingly. In June 2019, the Audit Committee approved a policy that allows the Chair of the Audit Committee to pre-approve non-audit services to be provided by Deloitte without further approval of the full committee, on a case-by-case basis, provided that the fees and expenses for such services do not exceed $500,000 per engagement and that all such pre-approvals are communicated to the full committee at its next quarterly meeting.
Board Recommendation and Required Vote
Our Board unanimously recommends that you vote FOR the approval of Proposal No. 3.
Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR the appointment of Deloitte. Assuming the presence of a quorum, the required vote to approve the proposal is the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter at the Annual Meeting. Abstentions will have the same effect as an “against” vote, and because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, there will not be any broker non-votes with respect to this proposal. In the event that the stockholders do not ratify the selection of Deloitte at the Annual Meeting, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.

Marvell Technology, Inc. 2026 Proxy Statement	18

REPORT OF THE AUDIT COMMITTEE
The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended January 31,2026. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, as amended, except to the extent that the Company specifically incorporates the information by reference in such filing.
The Audit Committee has reviewed and discussed our audited financial statements with management. The Audit Committee has reviewed and discussed the audited financial statements with Deloitte including such items as are required to be discussed by the applicable standards of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received from the independent registered public accounting firm, Deloitte, the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte the independence of the independent registered public accounting firm.
After review of the discussions and written correspondence described above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to our Board that the audited financial statements for the last fiscal year be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026. The Audit Committee appointed Deloitte as our independent registered public accounting firm for the year ending January 30, 2027, subject to our stockholders approving such appointment at the Annual Meeting.
The Audit Committee of the Board
Daniel Durn, Chair
Sara Andrews
Brad Buss

Marvell Technology, Inc. 2026 Proxy Statement	19

PROPOSAL NO. 4
STOCKHOLDER PROPOSAL ENTITLED
“INDEPENDENT BOARD CHAIRMAN”
In accordance with SEC rules, we have set forth below a stockholder proposal submitted by Mr. John Chevedden, 2215 Nelson Ave 205, Redondo Beach, California 90278, who beneficially owned 50 shares of our common stock on the date that the proposal was submitted.
The text of the stockholder proposal and supporting statement appear in italics exactly as received from the stockholder proponent unless otherwise noted. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of the stockholder proponent. The stockholder proposal or supporting statement may contain assertions about our company or other matters that we believe are incorrect, but we have not attempted to refute all such assertions. The response from our Board and the recommendation on the stockholder proposal is presented immediately following the proposal.
The stockholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the stockholder proponent at the Annual Meeting.
Proposal 4 — Independent Board Chairman
Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary including the Corporate Governance Guidelines in order that 2 separate people hold the office of the Chairman and the office of the CEO as soon as possible.
The Chairman of the Board shall be an Independent Director. An independent Lead Director shall not be a substitute for an independent Board Chairman.
The Board shall have the discretion to select an interim Chairman of the Board, who is not an Independent Director, to serve while the Board is required to seek an Independent Chairman of the Board on an accelerated basis. This policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition although it is better to adopt it now to obtain the maximum benefit.
An independent Board Chairman at all times improves corporate governance by bringing impartiality, objective oversight, and external expertise to board decisions, mitigating conflicts of interest, enhancing transparency, and boosting shareholder confidence.
An independent Board Chairman could also help Marvell Technology (MRVL) deal with future headwinds like those that emerged in 2025:
For the full fiscal year 2025, Marvell reported GAAP losses of  $1.02 per share. In QI fiscal 2026, revenue was $1.16 billion, a 12% decrease year-over-year. The company has since seen revenue growth, with Q3 fiscal 2026 net revenue reaching a record $2.075 billion, exceeding guidance, but concerns over future prospects have continued to weigh on the stock price.
Worries have intensified over Marvell’s ability to maintain its competitive edge in the custom AI chip market.
An analyst downgrade in December 2025 cited “high conviction” that Marvell lost the design wins for Amazon’s next-generation Trainium 3 and Trainium 4 AI chips to a rival, Alchip Technologies. This news caused a significant single-day stock drop.
News surfaced in late 2025 that Microsoft, another key customer, was exploring rival Broadcom as a potential chip design partner, adding to shareholder jitters about customer retention.
Although the custom AI chip business is a major growth driver, these products yield lower margins compared to off-the-shelf processors, which has put pressure on MRVL’s overall gross margins and concerned shareholders focused on EPS growth.
MRVL stock performance was also affected by a broader tech sector selloff early in the year, concerns over U.S.-China trade tensions, and a general “lumpiness” in demand from cloud providers for networking equipment as spending shifted towards AI chips.
MRVL stock was at $126 in 2024 and fell to $91 in late 2025.
Please vote yes:
Independent Board Chairman — Proposal 4

Marvell Technology, Inc. 2026 Proxy Statement	20

Board of Directors’ Statement in Opposition
Our Board believes that the Company and its stockholders are best served by the Board retaining flexibility to determine the most appropriate leadership structure.
The Board takes a flexible approach to its leadership structure, allowing it to adapt depending on current circumstances. The Board reviews its leadership structure at least annually, and the leadership structure depends on the current performance of the Company and the experience and knowledge of the CEO. Currently, the Board has combined the roles of Chairman and CEO, and Mr. Murphy serves in both capacities. The Board believes that a unified leadership structure continues to work well and is the right model for the Company to successfully execute its strategy. Our Board does not believe that adopting a rigid, permanent policy mandating the separation of the Chairman and CEO roles would improve the Company’s performance or increase stockholder value.
Long term Company performance remains strong.
Under Mr. Murphy’s leadership, the Company has delivered strong long-term performance and sustained strategic execution. Mr. Murphy became CEO in July 2016 and was appointed Chairman in June 2023. The addition of the Chairman role has not adversely affected the Company’s results; to the contrary, the combined Chairman and CEO structure has coincided with continued progress in our core data center and accelerated infrastructure end markets, culminating in the record fiscal 2026 revenue and earnings. In addition, the Company’s longer term financial results demonstrate that our unified leadership model supports, rather than hinders, long-term value creation for stockholders. Across the last three fiscal years, the Company delivered strong multi-year growth and operating improvement, culminating in record fiscal 2026 results. Under consistent strategic leadership, the portfolio shifted decisively toward higher-growth cloud and AI infrastructure, driving a step-up in scale and operating leverage. Over this period, the Company expanded gross margin on a GAAP basis, translated revenue growth into outsized non-GAAP EPS growth, and strengthened cash generation to support continued investment in innovation. Importantly for stockholders, this performance was achieved while deepening multi-year relationships with leading hyperscalers and maintaining disciplined capital allocation. Taken together, the last three fiscal years reflect a track record of translating strategy into sustained financial results that support long-term value creation.
▪
Over this period, revenue increased from $5.920 billion in fiscal 2023 to $8.195 billion in fiscal 2026, an increase of approximately 38%.

▪
GAAP diluted EPS improved from a loss of $(0.19) in fiscal 2023 to $3.07 in fiscal 2026, reflecting a return to profitability.

▪
Non-GAAP* diluted EPS increased from $2.12 in fiscal 2023 to $2.84 in fiscal 2026, an increase of approximately 34%.

Looking ahead, the Company is positioned to capitalize on secular AI infrastructure investment and cloud data center expansion, supported by leadership across high-speed interconnect, switching and custom silicon and by deep, multi-generational engagements with leading hyperscalers.** We believe this opportunity set, together with recent strategic partnerships and acquisitions and the continuity of our unified Chairman-and-CEO leadership, provides a strong foundation for continued execution and long-term value creation. For example, Mr. Murphy was instrumental in personally working with his counterpart at Nvidia, to create the strategic partnership announced on March 31, 2026, between the two companies which connects the Company to the NVIDIA AI factory and AI-RAN ecosystem. This agreement also resulted in Nvidia investing $2 billion in the Company and is expected to result in new revenue opportunities for the Company.
The Company’s competitive position and strategic execution remain strong.
The proponent raises concerns about potential customer losses in custom AI chips and competitive threats from rival semiconductor companies. These competitive dynamics are inherent to the industry and do not reflect a governance shortcoming. Under Mr. Murphy’s leadership, the Company’s design wins in fiscal 2026 reached an all-time record. Data center revenue, which represents 74% of total net revenue, grew 21% year-over-year in the fourth quarter of fiscal 2026, reaching $1.651 billion. Further, the Company has strong relationships and design wins at all four (4) US hyperscalers.
Reference to the analyst downgrade in December 2025 about a loss of design wins to Alchip and a leading US hyperscaler for their next-generation AI chips is disingenuous for two (2) reasons:
▪
This analyst, Benchmark capital, subsequently issued a correction on December 23, 2025 stating that their prior view on Marvell losing designs to Alchip was incorrect.

▪
On March 8, 2026, the same analyst at Benchmark capital upgraded Marvell from a “Hold” recommendation to a “Strong Buy” recommendation specifically noting stronger-than-expected traction across accelerated infrastructure, particularly custom ASICs, optical DSPs, and interconnect solutions supporting hyperscale AI deployments.

These are not the results of a company that has lost its competitive edge. To the contrary, they demonstrate precisely the kind of decisive, unified strategic leadership that a combined Chairman and CEO structure provides.
The proponent’s reference to stock price performance is not a basis for mandating a change in Board leadership structure.
The proponent cites the decline in the Company’s stock price from $126 in 2024 to $91 in late 2025 as evidence supporting its proposal. However, stock price fluctuations over any given period are driven by a wide range of factors, including macroeconomic conditions, sector-wide

*
In our response to the stockholder proposal, we refer to certain Non-GAAP financial measures. A reconciliation between our GAAP and Non-GAAP financial measures is available in the appendix at the end of the proxy statement.

**
This response to the stockholder proposal contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Words such as “aim,” “see,” “look,” “committed,” “dedicated,” “prospect,” “expect,” “intend,” “plan,” “project,” “believe,” “seek,” “can,” “may,” “will,” “target” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual events or results may differ materially from those described in this letter due to a number of risks and uncertainties, including the risks and uncertainties that affect our business described in the “Risk Factors” section of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by us from time to time with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Marvell Technology, Inc. 2026 Proxy Statement	21

trends, and market sentiment, many of which are beyond the control of any board leadership structure. Indeed, the proponent acknowledges that the Company’s stock performance was affected by a broader technology sector selloff, U.S.-China trade tensions, and shifting cloud infrastructure spending patterns. Requiring the Board to separate the Chairman and CEO roles would have had no bearing on any of these external dynamics. More importantly, the Company’s underlying business performance — as reflected in the record financial results discussed above — provides the strongest indicator of sound leadership and governance. Further, on April 10, 2026, the Company’s stock price closed at $128.49, significantly higher than the $91 the proponent references.
The lead independent director provides robust independent oversight, making an independent Chairman unnecessary.
The proponent asserts that an independent lead director is “not a substitute for an independent Board Chairman.” The Board disagrees. Our lead independent director plays a critical and active role in ensuring independent oversight of management. The lead independent director regularly communicates with the Chairman and CEO, as well as other members of the Board and management, regarding the Company’s business and strategy. The lead independent director’s responsibilities include moderating executive sessions of the Board’s independent directors, setting agendas for Board meetings jointly with the Chairman of the Board, chairing meetings of the Board in the Chairman’s absence, and making recommendations regarding the quality, quantity, and timeliness of the flow of information from management. The lead independent director also coordinates with the N&G Committee to promote a thorough annual self-assessment by the Board and its committees. The lead independent director also meets 1:1 with each Board member periodically to discuss the Company’s business and strategy as well as other matters relating to Board interactions. These duties provide a strong counterbalance to the combined Chairman and CEO role by promoting open dialogue among the independent directors, ensuring that the Board’s priorities and processes are focused on stockholder interests, and holding management accountable.
The proposal would limit the Board’s ability to adapt to changing circumstances.
By requiring the Board to adopt an “enduring policy” mandating the separation of the Chairman and CEO roles and amending the Company’s governing documents accordingly, the proposal would deprive the Board of the flexibility to choose the leadership structure best suited to the Company’s needs at any given time. The semiconductor industry is characterized by rapid technological change and intense competition, as the Company’s recent financial history itself demonstrates. The Board must retain the discretion to select the leadership structure that best positions the Company to navigate these dynamics. In the past, the Board has utilized different leadership structures depending on its needs at the time, and it should preserve the ability to do so in the future.
The Company’s strong corporate governance practices provide for effective independent leadership and independent oversight.
Our Board has adopted a set of Corporate Governance Guidelines establishing a framework within which it conducts its business and exercises independent oversight over the Company and its management. Our Corporate Governance Guidelines provide that when the role of the Chairman is combined with that of the CEO, the independent directors will appoint a lead independent director. Currently, all members of the Board, other than the CEO, are independent directors, and the Company has added three new independent directors in the last two years. Each of the Audit Committee, ECC, and N&G Committee is chaired by an independent director and composed solely of independent directors. All directors have access to members of management, ensuring that the CEO is only one of many sources of information for the directors. The independent directors also meet regularly in executive sessions without the presence of any members of management.
As part of its annual governance review in March 2023, and reaffirmed in April 2024, April 2025, and May 2026, the Board evaluated the considerations of a combined Chairman and CEO leadership structure, market practices, and the Company’s practices for ensuring independent Board oversight of management, and concluded that combining the roles of Chairman and CEO, in combination with a lead independent director, is the most effective leadership structure for the Company. The Board continually reviews its composition, including succession plans for committee chairs, members, and the lead independent director, and the N&G Committee considers the types of skills and experience desirable for future Board members as well as the Company’s needs in light of its evolving business strategy.
In summary, the Board recommends a vote against this proposal because the Company’s strong financial performance, record revenue growth, and competitive positioning — all achieved under the current governance structure — demonstrate that the combined Chairman and CEO model, paired with a robust lead independent director role and comprehensive governance practices, is serving the Company and its stockholders well. Adopting a rigid, permanent policy mandating the separation of these roles would not improve governance or performance and would instead constrain the Board’s ability to act in the best interests of stockholders.
Board Recommendation and Required Vote
Our Board unanimously recommends that you vote AGAINST Proposal 4.
Unless otherwise instructed, the proxy holders named in the proxy card will vote the shares represented thereby AGAINST Proposal No. 4. Assuming the presence of a quorum, the required vote to approve the proposal is the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter at the Annual Meeting. Abstentions will have the same effect as an “against” vote, and broker non-votes will have no effect on the outcome.

Marvell Technology, Inc. 2026 Proxy Statement	22

EXECUTIVE OFFICERS OF THE COMPANY
The following table shows information about our executive officers at the end of fiscal 2026 and ages of our executive officers as of the Record Date:
NAME	TITLE	AGE
Matthew J. Murphy	Chairman and Chief Executive Officer	53
Sandeep Bharathi	President, Data Center Group	55
Willem Meintjes	Chief Financial Officer	45
Chris Koopmans	President and Chief Operating Officer	49
Mark Casper	Chief Legal Officer and Secretary	58
All officers hold office for such term as may be prescribed by the Board and until their successor shall have been duly elected and qualified, or until their earlier death, disqualification, resignation or removal. Biographical information for each of the above-named officers is set forth below.
Matthew J. Murphy. Mr. Murphy’s biography is included with the other members of the Board above.
Sandeep Bharathi has served as Marvell’s President, Data Center Group since July 2025. He served as Marvell’s Chief Development Officer from June 2022 to July 2025. Prior to holding that role he served as Executive Vice President, Central Engineering System-On-Chip Group from April 2021 to June 2022 and Senior Vice President, Central Engineering from February 2019 to April 2021. Prior to joining Marvell, he was Vice President of Engineering at Intel, where he led FPGA product and technology development. He also held senior engineering leadership roles at Xilinx and Advanced Micro Devices. He earned a B.E. in Electronics Engineering from Bangalore University, an M.S. in Electrical Engineering from the New Jersey Institute of Technology, and is a graduate of the Stanford Executive Program.
Willem Meintjes has served as Chief Financial Officer of Marvell since January 2023. Prior to serving as Chief Financial Officer, from June 2018 to January 2023, he served as the Company’s Chief Accounting Officer and Treasurer. Prior to holding that position, starting in June of 2016, he served as the Company’s Senior Vice President of Finance. Prior to joining the Company, he was Vice President and Corporate Controller at Newport Corporation from 2015 to June 2016, and Vice President and Controller at International Rectifier from 2013 to 2015. Mr. Meintjes holds both a Bachelor of Commerce in Accounting and a Bachelor of Commerce (Honours) in Accounting from the University of Johannesburg.
Chris Koopmans has served as Marvell’s President (since July 2025) and Chief Operating Officer since February 2025. He served as Chief Operations Officer from March 2021 to February 2025. Prior to becoming Chief Operations Officer, Mr. Koopmans served as Executive Vice President of Business Operations from 2018 to 2019 and Executive Vice President of Marketing and Business Operations from 2019 to 2021, where he led corporate transformation strategies and programs, in addition to global corporate marketing. From 2016 to 2018, Mr. Koopmans led Marvell’s Networking and Connectivity Business Group, and from June 2016 to December 2016 Mr. Koopmans led Global Sales and Marketing. Prior to joining Marvell in 2016, Mr. Koopmans served as Vice President and General Manager of Service Provider Platforms at Citrix Systems, where he drove the company’s strategy for the communications service-provider market. Mr. Koopmans joined Citrix Systems, Inc. with the acquisition of Bytemobile in 2012, a company he had co-founded and served as Chief Operating Officer. Mr. Koopmans is on the board of directors of Qorvo. Mr. Koopmans earned a Bachelor of Science in Computer Engineering from the University of Illinois and spent time as a Ph.D. Student in Electrical and Computer Engineering at the University of Illinois under a National Science Foundation Graduate Research Fellowship.
Mark Casper has served as Executive Vice President and Chief Legal Officer at Marvell since April 2023. In this role, Mr. Casper has worldwide responsibility for all aspects of the company’s Legal and Compliance teams. Mr. Casper joined Marvell in October 2021 as Senior Vice President and General Counsel. Prior to Marvell, from July 2019 to October 2021, Mr. Casper was General Counsel, Vice President and Corporate Secretary at Maxim Integrated Products. In this role, Mr. Casper was responsible for all legal functions as well as Corporate Real Estate, Corporate Security, Global Trade, Equity Administration, Internal Relations and Ethics and Integrity. Prior to that, from September 2013 to May 2019, he served as Vice President, Deputy General Counsel at Maxim. Before joining Maxim, Mr. Casper practiced law at several law firms, including Wilson Sonsini Goodrich & Rosati, Ropers Majeski and Steefel Levitt & Weiss, advising both private and publicly traded high-technology companies in general corporate services, venture financings, mergers and acquisitions, securities offerings, business and real estate litigation, and other transactional matters. Mr. Casper earned a Juris Doctor and Master of Business Administration from Santa Clara University School of Law and from the Leavey School of Business at Santa Clara University and a Bachelor of Science from Santa Clara University.

Marvell Technology, Inc. 2026 Proxy Statement	23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our shares as of January 31, 2026, except as noted otherwise, for:
▪
Each person or entity who is known by us to own beneficially more than 5% of our outstanding shares;

▪
Each of our directors and nominees for director who were serving as directors on January 31, 2026;

▪
Each of our named executive officers in the Summary Compensation Table of this proxy statement; and

▪
All persons who were directors or executive officers as of January 31, 2026, as a group.

Name	Marvell Common Stock Beneficially Owned(1)
	Number	Percent**
5% Stockholders:
FMR LLC(2) 245 Summer Street Boston, MA 02210	126,698,928	14.95%
The Vanguard Group(3) 100 Vanguard Blvd Malvern, PA 19355	79,610,185	9.40%
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	60,534,116	7.14%
Directors and Named Executive Officers:
Matthew J. Murphy, Chairman and Chief Executive Officer(7)	412,871	*
Sara Andrews, Director	9,788	*
Tudor Brown, Director	32,289	*
Brad Buss, Lead Independent Director	90,402	*
Daniel Durn, Director	5,212	*
Rebecca House, Director	2,251	*
Marachel Knight, Director(6)	22,964	*
Rajiv Ramaswami, Director	0(10)	*
Richard Wallace, Director	4,387	*
Sandeep Bharathi, President, Data Center Group	99,613	*
Willem Meintjes, Chief Financial Officer	184,111	*
Christopher Koopmans, President and Chief Operating Officer(8)	143,870	*
Mark Casper, Chief Legal Officer and Secretary(5)	39,040	*
All current directors and executive officers as a group (13 persons)(9)	1,046,798	*

*
Less than one percent.

**
The percentage of beneficial ownership for the following table is based on 847,287,680 Marvell shares issued and outstanding as of the date of this table.

(1)
Unless otherwise indicated, to our knowledge, all persons listed have sole voting and investment power with respect to their Marvell stock, except to the extent authority is shared by spouses under applicable law. The number of Marvell shares beneficially owned by each stockholder is determined in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those Marvell shares with respect to which the stockholder has sole or shared voting or investment power and any Marvell shares that the stockholder has a right to acquire within 60 days after the date of this table through the exercise of any Marvell option, warrant or other right. The percentage ownership of the outstanding Marvell stock, however, is based on the assumption, expressly required by the rules of the SEC, that only the person or entity whose ownership is being reported has converted Marvell options or warrants into Marvell stock.

Unless otherwise noted, the amounts shown are based on information furnished by the people named. Amounts do not include shares subject to deferred vesting that do not vest within 60 days of the date of this table.
(2)
Holdings for FMR are as of December 31, 2025 and are based solely on information on Schedule 13G/A filed with the SEC on February 5, 2026. As disclosed therein, FMR reports sole voting power over 120,017,966.69 Marvell shares and sole dispositive power over 126,698,928.11 Marvell shares.

(3)
Holdings for Vanguard Group are as of September 30, 2025 and are based solely on information on Schedule 13G/A filed with the SEC on October 31, 2025. As reported therein, Vanguard Group reports shared voting power over 5,461,201 Marvell shares, sole voting power over 0 Marvell shares, sole dispositive power over 72,445,460 Marvell shares, shared dispositive power over 7,164,725 Marvell shares and the aggregate amount beneficially owned by each reporting person as 79,610,185.

(4)
Holdings for BlackRock are as of December 31, 2023 and are based solely on information on Schedule 13G/A filed with the SEC on February 12, 2024. As reported therein, BlackRock reports sole voting power over 54,965,303 Marvell shares and sole dispositive power over 60,534,116 Marvell shares.

Marvell Technology, Inc. 2026 Proxy Statement	24

(5)
Includes 17,163 shares held by the Mark J. Casper and Stephanie Casper Revocable Trust.

(6)
Shares held in trust for which Ms. Knight is the sole beneficiary and sole trustee.

(7)
Includes 144,662 shares subject to deferred settlement which occurred within 60 days of January 31, 2026.

(8)
Shares held by the Christopher R. Koopmans and Heather J. Koopmans Family Trust.

(9)
Includes 144,662 shares subject to deferred settlement which settlement occurred within 60 days after the date of this table and 0 Marvell options scheduled to vest within 60 days after the date of this table. Does not include stock for which settlement has been deferred that will not settle within 60 days of the date of this table.

(10)
Mr. Ramaswami joined the Board during the fiscal year. His initial equity award will vest on June 25, 2026.

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DELINQUENT SECTION 16(A) REPORTS
Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder, our officers, directors, and persons who beneficially own more than 10% of our shares are required to file with the SEC reports of stock ownership and change in ownership. Based solely on our review of such reports filed with the SEC, and representations from such reporting persons, during fiscal 2026, we believe that our officers, directors and greater than 10% stockholders filed all reports required by Section 16(a) timely.

Marvell Technology, Inc. 2026 Proxy Statement	26

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Our Compensation Discussion and Analysis describes the compensation paid to the following named executive officers for fiscal 2026:
▪
Matthew J. Murphy, Chairman and Chief Executive Officer

▪
Sandeep Bharathi, President, Data Center Group

▪
Willem Meintjes, Chief Financial Officer

▪
Christopher Koopmans, President and Chief Operating Officer

▪
Mark Casper, Chief Legal Officer and Secretary

Advisory Vote on Named Executive Officer Compensation (“Say-on-Pay”)
We hold an advisory vote to approve named executive officer compensation on an annual basis. At our 2025 Annual Meeting, we received support from approximately 83% of the votes cast for our fiscal 2025 named executive officer compensation. The ECC believes that this substantial majority of votes cast affirms our stockholders’ support for our executive compensation and did not make changes to our practices or programs due to this vote.
We value the opinions of our stockholders. Our goal is to be responsive to our stockholders and ensure we understand and address their concerns and observations. As in prior years, the ECC will consider the outcome of this year’s Say-on-Pay vote (see Proposal No. 2 in this proxy statement), as well as feedback received throughout the year, when making compensation decisions for our executive officers. In addition, consistent with the recommendation of the Board and the preference of our stockholders as reflected in the non-binding stockholder advisory vote on the frequency of future Say-on-Pay votes held at our 2023 Annual Meeting, we intend to hold future Say-on-Pay votes on an annual basis. Accordingly, following the Annual Meeting to which this proxy statement relates, our next Say-on-Pay vote will be conducted at our 2027 Annual Meeting.
Stockholder Engagement
We believe that regular, transparent communication with our stockholders and other stakeholders is essential to the Company’s long-term success. We value the views of our stockholders and other stakeholders, and the input that we receive from them is a cornerstone of our corporate governance practices.
Our Board and management team have made a meaningful effort to engage with our stockholders and other stakeholders. During fiscal 2026 we reached out to stockholders beneficially owning approximately 53% of our outstanding common stock to determine if these investors were interested in setting up meetings with us. We also hold investor conferences periodically. In addition to our investor conferences, our Chief Executive Officer and Chief Financial Officer hold in-person and teleconference meetings every year with many of our institutional investors. We also participate at various investor conferences.
Executive Summary
Fiscal 2026 Business Highlights

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Overview of Fiscal 2026 Executive Compensation
Our executive compensation program, as overseen by the ECC, is designed to implement our pay for performance philosophy. To support the Company’s continued transformation and advancement, our compensation program directly links our financial and operational performance to the short-term and long-term incentives we use to reward our executives. The objective of our program is to provide a strong pay for performance alignment by delivering a target mix of fixed and variable compensation oriented towards performance that we believe will drive the creation of stockholder value, putting a substantial portion of each executive’s target total direct compensation “at risk.”

For purposes of these pie charts, the value of the performance-based equity grants is shown at target and calculated using the market value on the date of grant.
Fiscal 2026 Pay Outcomes
▪
Based on our performance against the AIP Financial Performance Metrics for fiscal 2026 — revenue, gross margin, and operating margin — Corporate Achievement was 144.84% of target. Final payouts ranged from 144.84% to 150.63% of target based on individual performance achievements. See “Annual Incentive Plan” below for more details.

▪
Our total shareholder return for the three-year performance period for the fiscal 2023 TSR RSU awards granted on April 15, 2022 was 30.30%, which was below the median of the S&P 500 Index. The EPS modifier had no impact on the payout. The TSR RSUs were earned at 84% of target.

▪
Our total shareholder return for the three-year performance period for the fiscal 2023 TSR RSU awards granted on December 15, 2022 (to the named executive officers other than Mr. Murphy) was 75%, which was above the median of the S&P 500 Index. The EPS modifier had no impact on the payout. The TSR RSUs were earned at 103% of target.

Marvell Technology, Inc. 2026 Proxy Statement	28

Executive Compensation Framework: What We Do and What We Don’t Do
The Company’s executive compensation framework includes the following policies and practices, each of which reinforces our executive compensation objectives:
WHAT WE DO
We emphasize the use of performance-based incentives so that a significant portion of our executives’ compensation is earned based on the achievement of performance goals.
The ECC retains the services of an independent executive compensation consultant who provides services directly to the ECC.
We regularly review the peer group we use for compensation comparisons to confirm it remains appropriate based on our revenue and market capitalization and competition for talent.
We have stock ownership guidelines for our executive officers and non-employee directors.
We have a “clawback” policy with respect to recoupment of executive officer cash and certain types of equity incentives in the event of a financial restatement.
Our ECC reviews the risk profile of our compensation plans annually.
We conduct an annual say-on-pay vote and regularly engage with stockholders to get their feedback.
We impose limits on maximum incentive payouts.
WHAT WE DON’T DO

We do not allow our directors or officers to hold Marvell securities in a margin account or pledge Marvell securities as collateral for a loan or to engage in hedging or monetization transactions, including derivative transactions, short sales, or transactions in publicly traded options on our common stock.

We do not provide for “golden parachute” excise tax-gross-ups.
We do not pay dividends or dividend equivalents on our unvested restricted stock units or on vested awards where the settlement has been deferred.
We do not guarantee payment under our AIP or our performance-based equity awards.

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Compensation Philosophy and Objectives
The Company’s compensation philosophy is to pay for performance with the primary intention of creating long-term value for our stockholders. To achieve this, our executive compensation program is based on the following objectives:
▪
Market-Competitive: Provide a market-competitive level of total compensation that reflects the individual executive officer’s role and ability to impact business performance;

▪
Performance-Based: Establish an explicit link between compensation and both overall business results and stockholder returns over short- and long-term periods;

▪
Long-Term Focus: Promote a long-term focus for our executive officers through incentive compensation that is earned and/or vests over multiple years; and

▪
Align with Stockholders: Align the interests and objectives of our executive officers and employees with furthering our growth and creating stockholder value through the use of equity awards.

Determining Compensation for Our Named Executive Officers
The Role of the ECC
The ECC oversees the development and administration of our executive compensation program, including the underlying philosophy and related policies. The ECC members are independent members of the Board, as determined under the rules of Nasdaq and the SEC.
As part of its responsibilities, the ECC conducts an annual review of the base salary, target cash incentive opportunities, and equity awards for our named executive officers, and determines and approves their compensation packages and payouts. The ECC was assisted in this review in fiscal 2026 by Compensia, its compensation consultant, and by senior members of the Company’s human resources and legal departments.
The Role of the Compensation Consultant
Under its charter and in accordance with SEC and Nasdaq rules, the ECC has the authority to directly select and retain the services of its own compensation consultant who reports to the ECC’s chair. During fiscal 2026, the ECC engaged the services of Compensia as its compensation consultant. During fiscal 2026, Compensia did not provide services to the Company other than services to the ECC, and Compensia worked with the Company’s management, as directed by the ECC, only on matters for which the ECC is responsible (except that Compensia provided assistance to the N&G Committee regarding its review of director compensation).
The ECC has reviewed and is satisfied with the qualifications, performance, and independence of Compensia. The ECC retains its compensation consultant to provide information, analysis, and advice regarding executive compensation; however, the ECC makes all decisions regarding the compensation of our executive officers.
Compensia attended meetings of the ECC during fiscal 2026, and provided the following services:

▪
Reviewed the Company’s peer group for executive compensation purposes and provided recommendations with respect to the composition of the peer group;

▪
Evaluated the competitive positioning of base salaries, short-term incentives, and long-term incentive compensation relative to our peer companies to support decision-making with respect to each executive officer;

▪
Advised on annual incentive and long-term incentive program design parameters, as well as other executive compensation related programs (e.g., employment terms, retention programs);

▪
Reviewed the Company’s historical and projected equity utilization practices relative to market levels;

▪
Assessed whether our compensation programs might encourage excessive or inappropriate risk taking that could have a material adverse effect on us and assisted with considering risk mitigation policies, such as our stock ownership guidelines; and

▪
Assisted with the preparation of the Compensation Discussion and Analysis for the 2025 proxy statement.

The Role of Management
One key objective of our executive compensation program is to align the program with stockholders’ interests and our business strategy. To gain insight on day-to-day operations and what rewards and incentives would be most effective to achieve this alignment, the ECC receives input from the Company’s senior management. During the fiscal year, the ECC also consulted with senior members of the Company’s human resources and legal departments when formulating compensation plans, and members of those groups attended the ECC meetings. While the ECC seeks the input of management in its compensation deliberations, the ECC regularly meets in executive session without any members of management present, and no executive officer participates in the ECC’s deliberations addressing the amount of his or her own individual

Marvell Technology, Inc. 2026 Proxy Statement	30

compensation (although the Chief Executive Officer, Chief Human Resources Officer, and Chief Legal Officer participated in discussions regarding the overall design and targets of our compensation programs).
The Role of the Chief Executive Officer
Mr. Murphy meets with the ECC at its request and makes compensation recommendations for the senior executives who report to him but does not make a recommendation with respect to his own compensation. The senior executives are not present at the time such recommendations are discussed. Mr. Murphy’s recommendations are based in part upon the compensation information gathered by Compensia and the Company’s human resources professionals. Mr. Murphy shares with the ECC his evaluation of each senior executive’s performance and contributions. The ECC considers each senior executive’s scope of responsibilities and experience, and balances these against competitive compensation levels, including retention requirements and succession potential.
The Role of Peer Groups — Market Analysis
The ECC considers relevant market pay practices when setting executive compensation. In September 2024 (fiscal 2025), Compensia recommended, and the ECC approved, the compensation peer group for fiscal 2026. For fiscal 2026 the following changes were made to the peer group:
Removed for Fiscal 2026	Added for Fiscal 2026
Broadcom	Arista Networks
In selecting peer companies, the following criteria, consistent with past years, were used to identify a group of industry and labor market competitors, including:
▪
Ownership/Industry: independent, publicly-traded, U.S.-based, semiconductor industry companies (fabless, to the extent available); secondary industry sectors include software, hardware and communications;

▪
Revenue: target range of ~0.5x – 2.5x Marvell’s last 4 quarters revenue as of the date of approval;

▪
Market Capitalization: target range of 0.25x – 4.0x Marvell’s 30-day average market capitalization as of the date of approval; and

▪
Refinement Considerations: revenue growth, profitability and competition for employees.

While these criteria serve as primary screening criteria, we also recognize the value of maintaining year-over-year continuity to the extent appropriate to preserve stability in compensation design, pay assessment and overall program integrity. Ideally, the Company would be positioned near the median for both revenue and market capitalization; however, this has been challenging historically due to the limited number of similarly sized semiconductor industry companies. Several of the most important semiconductor competitors for relevant talent are larger than the Company. Our goal is to compare pay against the set of companies with which we most directly compete for senior executive talent, business model expertise, and leadership experience in our industry, even if those companies operate at greater scale. Including these larger peers reflects the reality of our recruiting and retention market — our employees and executives are routinely targeted by, and we recruit from, companies of varying sizes that share similar operating models, end markets, and complexity. We also pair larger peers with a balanced set of more similarly sized and smaller companies to maintain an appropriately calibrated market view. At the time of approval, Marvell was positioned at the 44th percentile on the basis of market capitalization and the 22nd percentile on the basis of revenue. We believe this approach benefits stockholders by enabling us to attract and retain leaders capable of driving our strategy, while keeping pay opportunity appropriately aligned with company size and performance and avoiding unintended inflation of compensation levels.
Fiscal 2026 Peer Group
Advanced Micro Devices	Microchip Technology	Seagate Technology
Analog Devices	Micron Technology	Skyworks Solutions
Arista Networks	NetApp	Synopsys
Cadence Design Systems	ON Semiconductor	Teradyne
Keysight Technologies	Palo Alto Networks	Texas Instruments
KLA	Qorvo	Western Digital
Lam Research	QUALCOMM
The ECC reviews the practices of members of the peer group to better understand and assess the competitiveness of the compensation that the Company pays to its executives, both with respect to each compensation element and the overall compensation package. The ECC uses this information in its determinations and assessments but does not determine compensation by benchmarking to the peer group. At the beginning of fiscal 2026, the ECC reviewed our executive compensation program, both in the context of our pay-for-performance philosophy and from a market perspective and set the target total direct compensation opportunities for our named executive officers for fiscal 2026 taking into account individual performance, experience, criticality and retention for each executive.

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Elements of Compensation
Our fiscal 2026 executive compensation program consisted of four primary elements: base salary, short-term incentives, long-term incentives, and employee benefits.
Annual Base Salary
Base salary represents the fixed component of our executive compensation program. Base salaries are provided to:
▪
Recognize expertise, skills, knowledge, and responsibilities of our executives;

▪
Reward individual performance and contribution to our overall business goals; and

▪
Attract and retain executive talent by providing competitive fixed amounts.

Annual Incentive Plan
Our short-term cash incentive program, the Annual Incentive Plan (“AIP”), is designed to:
▪
Provide additional focus on the achievement of annual company goals;

▪
Align total cash compensation with actual Company performance;

▪
Provide competitive total target cash compensation levels to attract and retain executive talent; and

▪
Reward our executives for the achievement of Company and individual goals.

Long-Term Incentive Equity Awards
For fiscal 2026, our long-term incentive compensation (“LTI”) was granted in the form of time- and performance-based equity awards designed to:
▪
Attract and retain critical executive talent by providing a competitive earnings opportunity through our LTI program;

▪
Align the interests of our executives and our stockholders;

▪
Focus our executives on achieving and sustaining longer-term business results; and

▪
Reward and differentiate superior Company and executive performance.

Benefits and Perquisites
Marvell does not provide material perquisites to our executive officers or directors. Our named executive officers are eligible to participate in our life, health and welfare benefit programs and our tax-qualified Section 401(k) plan on the same terms and conditions as our other salaried employees. We provide a life insurance benefit to all salaried employees, including our named executive officers, at the rate of two-and-a-half times annual base salary (rounded to the higher multiple of $1,000) or $1,000,000, whichever is less. We offer all U.S. and most non-U.S. employees, including our named executive officers, the ability to purchase our common shares at a discount under our ESPP, subject to the terms and conditions in the ESPP. Marvell also provides the executive officers with the ability to obtain supplemental health coverage with certain costs of such program paid for by the Company. Marvell adopted a Deferred Compensation Plan in fiscal 2026 that allows executives to

Marvell Technology, Inc. 2026 Proxy Statement	32

defer receipt of some of their compensation to a later date. Marvell does not make any matching contributions to the Deferred Compensation Plan. Additional information about this plan is included in the Nonqualified Deferred Compensation section below. Marvell adopted an Executive Retirement Plan in fiscal 2026 in order to provide consistent treatment for certain members of Company leadership upon their voluntary retirement that recognizes their valuable contributions towards creating stockholder value as senior leaders of the Company. Additional information about this plan is included in the Other Factors Considered in Determining Executive Compensation section below.
Other than the benefits described above, our named executive officers did not receive any material employee benefits in fiscal 2026.
Executive Compensation Program for Fiscal 2026
Base Salary
The ECC retains the discretion to change the base salaries for our executives from time to time and reviews base salaries on an annual basis or as warranted in connection with hiring or promotion activity. In fiscal 2026, the ECC increased the base salaries for the named executive officers as noted below. The ECC determined that these adjustments were appropriate considering each individuals’ performance in the prior fiscal year, internal pay parity with other senior leaders, any retention concerns, adjustments to roles and responsibilities, and an analysis of relevant competitive market data. For Messrs. Bharathi and Koopmans in particular, the ECC determined increases were necessary in connection with their promotions in July 2025 to align with the expanded scope, responsibilities, and performance expectations for their new roles as President, Data Center Group and President and COO, respectively.
Executives	Fiscal 2026 Base Salary ($)	Fiscal 2025 Base Salary ($)	Change (%)
Matthew J. Murphy	1,250,000	1,185,000	5.5
Sandeep Bharathi	770,000	590,000	30.5
Willem Meintjes	700,000	650,000	7.7
Chris Koopmans	770,000	600,000	28.3
Mark Casper	550,000	530,000	3.8
Annual Incentive Plan (AIP)
Target Cash Incentive Opportunities
At the beginning of fiscal 2026, the ECC reviewed the design of the AIP, including a review of the target cash incentive opportunities established for each of the roles and a comparison of those percentages to the percentage target opportunity for similar roles at applicable peer companies. Based on this review, as a result of an analysis of the relevant competitive market data and its assessment of Mr. Meintjes growth in the role since his appointment as our CFO in January 2023 the ECC approved an increase in the target cash incentive opportunity (expressed as a percentage of base salary) for Mr. Meintjes for fiscal 2026. In addition, the ECC approved an increase in the target cash incentive opportunity (expressed as a percentage of base salary) for each of Messrs. Bharathi and Koopmans in light of their promotions and increased responsibilities.
Executives	Base Salary ($)	AIP Target (% of salary)	Target Annual Cash Incentive ($)
Matthew J. Murphy	1,250,000	200	2,500,000
Sandeep Bharathi	770,000	120	924,000
Willem Meintjes	700,000	110	770,000
Chris Koopmans	770,000	120	924,000
Mark Casper	550,000	90	495,000
AIP Design — Corporate Performance Measures
Under the AIP, our executive officers are eligible to earn annual cash incentives based upon the achievement of performance goals and, for the named executive officers other than the Chief Executive Officer and Chief Financial Officer, individual performance goals. Total incentive opportunities for fiscal 2026 were based on the achievement of semi-annual targets paid annually, with each semi-annual period weighted equally. Incentive payouts may range between 0% and 200% of the target annual cash incentive opportunity. However, if achievement of our corporate financial metrics is less than 100%, payouts are capped at the target level without regard to above-target individual goal achievements.
To promote pay-for-performance and protect stockholder value, the ECC deliberately uses two six month performance periods in the AIP rather than a single, year long period. This design improves line of sight and accountability for management by tying incentives to objectives that reflect the Company’s evolving operating environment, including customer demand visibility and macroeconomic or regulatory developments that can meaningfully change after the start of the fiscal year. It also mitigates the risk of windfalls or shortfalls driven by unforeseen external factors early in the year, helping ensure payouts more precisely track the results employees can influence. Importantly, when the ECC establishes

Marvell Technology, Inc. 2026 Proxy Statement	33

second half goals mid year, it does so at levels that reflect updated information with the intent to maintain strong performance hurdles for the balance of the year. Accordingly, for fiscal 2026, the second-half goals were set at more rigorous levels that the first-half goals. Taken together, the semi-annual structure requires sustained execution across both halves to achieve target outcomes, promotes disciplined capital allocation and operating decisions throughout the year, and better aligns incentive payouts with the creation of long term stockholder value.
The fiscal 2026 AIP was based on three corporate financial metrics:
▪
revenue (50%),

▪
non-GAAP gross margin (defined as non-GAAP gross profits from continuing operations divided by revenue) (15%), and

▪
non-GAAP operating income margin (defined as non-GAAP operating income divided by net sales) (35%).

In fiscal 2026, we adjusted the performance metric weightings of the AIP to better align incentives with our strategic priorities. In the prior year, the AIP was weighted 45% revenue, 25% non-GAAP gross margin, and 30% non-GAAP operating margin. For fiscal 2026, the AIP was weighted 50% revenue, 15% non-GAAP gross margin, and 35% non-GAAP operating margin. These changes increase the emphasis on top-line growth and operating efficiency while reducing the relative weight on gross margin performance. Rebalancing the bonus plan to emphasize revenue and operating margin while modestly reducing gross margin better aligns leadership incentives with the drivers of long-term stockholder value including an increase in earnings per share. A higher revenue weighting prioritizes top-line growth, market share capture, and scale effects that expand our addressable market and reinforce competitive advantages. Increasing the operating margin weighting strengthens accountability for operating discipline and cost efficiency, translating growth into operating leverage, stronger free cash flow generation, and improved capacity to reinvest in high-return initiatives or return capital to stockholders. The net effect is to promote sustained revenue expansion coupled with operating margin improvement, which historically correlates with higher earnings per share, stronger earnings quality, higher cash flow durability, and attractive valuation multiples — all outcomes that benefit our stockholders.
The lower gross margin target as compared to the prior year reflected the expected near-term product mix shift and the Company’s strategy to drive stronger overall financial performance, including better cash flow, higher earnings, and increased capacity to reinvest in the business. A decrease in the gross margin target was expected to increase overall financial performance by supporting competitive pricing, volume commitments, and start-up investments to capture share in the data center AI market, while overall profitability discipline was preserved through the higher weights on revenue and non-GAAP operating margin that were made to the overall plan metrics.
Non-GAAP financial measures used in the AIP exclude the effect of stock-based compensation expense, amortization of the inventory fair value adjustment associated with acquisitions, amortization of acquired intangible assets, acquisition and divestiture-related costs, restructuring and other related charges (including, but not limited to, asset impairment charges, employee severance costs, and facilities related charges), resolution of legal matters, and certain expenses and benefits that are driven primarily by discrete events that management and the ECC do not consider to be directly related to the Company’s core business. The Company uses non-GAAP metrics in its executive compensation plans and awards in an effort to better correlate executive compensation to Company performance as these metrics are believed to better reflect the economic reality of the Company’s operations. The non-GAAP performance metrics used for the AIP above, or for any performance-based equity awards, are determined by the ECC (in its sole discretion).
If the Company fails to achieve the threshold level, as set forth in the table below, for any of the above corporate financial performance goals, no payout is awarded for that goal. The ECC determined that the combined application of all the metrics would make achievement difficult to meet at target and very difficult to meet at maximum performance levels.

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Fiscal 2026 AIP Design — Individual Performance Goals
For the Chief Executive Officer and the Chief Financial Officer, 100% of the payouts under the AIP are based solely on the Company performance goals described above. Payouts under the AIP for the other named executive officers are based 80% on the Company performance goals described above and 20% on individual performance goals that are established at the beginning of the year, provided, that above target achievement on the aggregate bonus payout is not permitted unless the achievement of the Company’s performance goals is 100% or more. The individual performance goals were approved by the Chief Executive Officer. Information on the individual performance goals is provided below.
Fiscal 2026 Individual Performance Goals
Our individual performance goals involve highly confidential, competitively sensitive information, including forward-looking targets and product- specific strategies that if disclosed could cause irreparable competitive harm by providing competitors with insight into our internal processes, know-how, products, and business initiatives, particularly as many of these goals build on multi-year achievements in order to execute on our overall business strategies. However, we understand stockholders’ desire for additional information regarding our individual performance goals and have strived to provide greater visibility into the individual goal components while balancing these competitive concerns.
Sandeep Bharathi Goals

▪
Secure strategic customer design wins

▪
Drive execution excellence and on-time delivery

▪
Build world-class R&D platform and infrastructure

▪
Strengthen organizational capabilities and leadership pipeline

Chris Koopmans Goals

▪
Elevate brand positioning and market leadership

▪
Drive operational excellence and efficiency

▪
Enhance workplace infrastructure and employee experience

▪
Accelerate internal AI adoption and digital transformation

▪
Deliver profitable growth from business unit operations

Mark Casper Goals

▪
Optimize legal operations and enhance organizational effectiveness

▪
Strengthen compliance and risk management infrastructure

▪
Drive intellectual property protection and strategy

▪
Advance sustainability initiatives

▪
Support strategic business initiatives

Actual Performance Against Goals
The following tables present the fiscal 2026 AIP performance goals established by the ECC for the first half and second half of fiscal 2026 at threshold, target, and maximum performance levels and the actual fiscal 2026 performance for each of these metrics. Each goal was tied to the annual operating plan which is based on our internal financial projections and is approved by the Board. These projections were based on the Board’s good faith evaluation of the expected financial trends for fiscal 2026 at the time the goals were set.
At the time the AIP target performance levels were established, we determined that setting goals aligned with our internal financial projections was in the best interests of the Company and our stockholders. The Board believed that meeting these target levels would require the leadership team to actively and aggressively influence outcomes and drive results amid significant operational and market challenges. The ECC set the payout levels at levels they believed to be necessary to incentivize our executive team for fiscal 2026.

Marvell Technology, Inc. 2026 Proxy Statement	35

		Performance Levels			Actual Performance
Executive Metrics (H1 FY26)	Weighting	Threshold	Target	Max	Actual Perf.	Percent of Target
Revenue ($MM)	50%	$3,217	$3,785	$3,974	$3,901	161.4%
Non-GAAP Gross Margin (%)	15%	58.4%	59.4%	61.4%	59.6%	108.8%
Non-GAAP Operating Margin (%)	35%	29.3%	33.5%	35.6%	34.5%	148.1%
Payout (% of target)		25.0%	100.0%	200.0%		148.9%
		Performance Levels			Actual Performance
Executive Metrics (H2 FY26)	Weighting	Threshold	Target	Max	Actual Perf.	Percent of Target
Revenue ($MM)	50%	$3,486	$4,101	$4,306	$4,293	193.4%
Non-GAAP Gross Margin (%)	15%	58.7%	59.7%	61.7%	59.3%	75.6%
Non-GAAP Operating Margin (%)	35%	32.4%	36.3%	38.4%	36.0%	93.7%
Payout (% of target)		25.0%	100.0%	200.0%		140.8%
The score for each financial performance metric was determined by the actual achievement against the applicable targets (for example, between Target and Max) based on a straight-line interpolation of pay and performance. The combined achievement score for each half of the year was based on the weighting of each metric. The total Corporate Achievement for the fiscal year based on the Financial Performance Metrics was 144.84%, which is the average of the first half and second half achievement levels. The individual funding factor was determined by the ECC in consultation with the Chief Executive Officer and the named executive officers (other than the CEO and CFO) were deemed to have met their individual performance goals at the levels set forth below.
For each named executive officer other than the CEO and CFO, the bonus is calculated in two steps. First, the officer’s target bonus is multiplied by the Corporate Achievement percentage to determine the funded bonus amount. For fiscal 2026, the Corporate Achievement percentage was 144.84%. Second, 80% of the funded bonus amount is paid based on corporate performance, and the remaining 20% is paid based on individual performance. The individual-performance portion is multiplied by the officer’s Individual Achievement percentage. The sum of the corporate-performance portion and the adjusted individual-performance portion equals the officer’s total bonus payout. Total Bonus Payout = (Target Bonus × Corporate Achievement %) × [80% + (20% × Individual Achievement %)]
When approving AIP payouts, the ECC considers a variety of factors including the relationship between our AIP outcomes and stockholder returns to ensure strong alignment of pay with performance. While the AIP is designed to measure rigorous, operational and strategic goals that drive long-term value creation, it may not always track market-based TSR in a single year. To safeguard alignment with stockholders’ interests, the ECC maintains robust oversight and the discretion to adjust AIP outcomes when warranted, and it regularly reviews the plan’s rigor, including calibrating semi-annual goals, and evaluating whether additional features — such as payout caps in periods of significant underperformance — would further strengthen pay-for-performance. The ECC believes that our balanced approach rewards the achievement of results within management’s control, avoids windfalls disconnected from stockholder experience, and supports sustainable value creation for our stockholders over time.
Based on the Company’s performance in fiscal 2026 against its corporate financial performance goals and, in the case our named executive officers other than the CEO and CFO, their individual performance goals weighted at 20% of the payout, each named executive officer was paid a percentage of his target cash incentive opportunity as set forth below.
Executives	Target Annual Cash Incentive ($)	Funding Factor Corporate	Funding Factor Individual	Actual Payout ($)	Total Payout Percentage
Matthew J. Murphy	2,500,000	144.84%	N/A	3,621,000	144.84
Sandeep Bharathi	924,000	144.84%	120%	1,391,854	150.63
Willem Meintjes	770,000	144.84%	N/A	1,115,268	144.84
Chris Koopmans	924,000	144.84%	120%	1,391,854	150.63
Mark Casper	495,000	144.84%	120%	745,636	150.63
Equity Awards
Fiscal 2026 Equity Awards
To reinforce the importance of long-term value creation and alignment with stockholders in our overall compensation strategy, the percentage of annual equity value granted in the form of performance-based awards is 70% for the CEO and 60% for other executive officers. Similar to past years, to determine individual equity award amounts, the ECC considered each named executive officer’s target total direct compensation

Marvell Technology, Inc. 2026 Proxy Statement	36

opportunity against that of similarly situated executives at the companies in our peer group, current performance and projected future contributions, as well as the retention value of their outstanding unvested equity from previously granted awards.
The ECC approved grants to the named executive officers for fiscal 2026, which were comprised of time-based RSUs and performance-based RSUs (“PSUs” or “TSR RSUs”) as part of the annual award process. The grant date fair value of all stock awards is provided in the Fiscal 2026 Summary Compensation Table and the number of shares per equity vehicle at target are shown in the tables below.
April 2025 Annual Equity Awards:
Executives	RSU # Shares	PSUs (Target) # Shares*
Matthew J. Murphy	100,904	235,441
Sandeep Bharathi	42,808	64,212
Willem Meintjes	45,866	68,798
Chris Koopmans	48,923	73,385
Mark Casper	18,347	27,520

*
Target is based solely on the TSR component of the grants.

April 2025 RSU Awards Vesting Terms. Subject to continued service with the Company, the RSUs will vest in equal quarterly installments over three years from the grant date.
April 2025 TSR RSU Awards Performance and Vesting Terms. Fiscal 2026 TSR RSUs are earned and vest based on our TSR performance relative to the S&P 500 Index over the performance period measured from April 15, 2025 to April 5, 2028, up to a maximum 200% of the target award amount. In addition, the amount earned and vesting may be increased by up to 150% based on the Non-GAAP EPS compound annual growth rate (“Non-GAAP EPS CAGR”) for the Company measured against the Non-GAAP EPS CAGR for the companies in the peer group (as such peer group is discussed previously under The Role of Peer Groups — Market Analysis) (“EPS Multiplier”). Notwithstanding the foregoing, the maximum payout of the product of (x) the relative TSR payout, multiplied by (y) the EPS Multiplier will not exceed 250% of the target award amount. If the performance targets are met including the Non-GAAP EPS CAGR, the earned shares will all vest on April 15, 2028 (three years from the date of grant), subject to continued service with the Company through such date.
Annual Performance Awards Design Considerations.
The S&P 500 Index was chosen as the relative measure for the TSR RSUs as its results are more stable year over year and the use of this index results in less discretionary revisions by the ECC after the fact than an industry-specific index.
▪
The semiconductor industry is known for its cyclical nature, which can lead to significant fluctuations in an industry-specific index. This volatility can impact the stability of executive compensation tied to the index and cause large swings in compensation levels from year to year regardless of the performance of the individual executive. In such a case, executives may feel that their compensation is subject to factors beyond their control, leading to frustration and demotivation. To manage the impact of large index swings (which are more likely on an industry specific index), executives may focus on short-term gains for the Company rather than long-term strategic goals. This can be detrimental to the Company’s overall health and sustainability.

▪
In addition, an industry-specific index can be significantly impacted by the merger or acquisition of one or more companies in the index as the financial performance of the merged entity may differ significantly from the individual companies. Fewer companies in the industry-specific index due to significant industry consolidation causes the index to become dependent on a smaller number of companies. A decreasing number of companies may result in the index no longer accurately representing the sector as one or two companies may experience significant price movements, which then can have a larger impact on the overall index. Plus, when there are significant changes to the companies in an industry-specific index, the ECC may be required to use its discretion to deal with the changes. Discretionary decisions can be perceived as opaque by executives and investors, leading to concerns about fairness and consistency. In addition, the use of such discretion can create uncertainty for executives, as they may not have a clear understanding of how their performance will be evaluated and rewarded.

In fiscal 2023, the Company added the Non-GAAP EPS CAGR metric to the performance-based equity awards in response to stockholder feedback that investors prefer that performance-based equity awards use more than one performance metric. The relative TSR and the Non-GAAP EPS CAGR metrics were chosen by the ECC to align the executives long-term interests with those of our stockholders and to avoid redundancy with the metrics used under the AIP. The performance-based metrics are both long-term metrics and use at least a minimum three-year vesting period.

Marvell Technology, Inc. 2026 Proxy Statement	37

For the TSR component, there will be a straight-line interpolation of the payout percentages for TSR between each of the payout levels, rounded up to the nearest whole share. No shares are earned if TSR is more than 33 percentage points below the Index.
Performance Level	Versus the S&P 500 Index	Payout
Maximum	+33% over	200% of target
Target	Equal to Index	100% of target
Minimum	Greater than -33% under	0% of target
Notwithstanding the foregoing, in the event the Company’s absolute TSR is negative over the three-year Performance Period, payout of the TSR component will be no more than 100% of target. The foregoing cap does not affect the EPS Multiplier noted below.
For the EPS Multiplier, actual performance will be calculated over a two-year performance period using a straight-line interpolation between the 50th percentile and the 75th percentile (rounding up to the nearest percent). In no circumstance will the EPS Multiplier result in reducing the shares earned under the relative total stockholder return metric. Notwithstanding the foregoing, maximum payout of the product of (x) the relative TSR payout, multiplied by (y) the EPS Multiplier will not exceed 250% of the target award amount.
Percentile Rank in Peer Group	Multiplier
Equal to or less than 50th percentile	100%
50th to 75th percentile	interpolated
At 75th percentile or higher	150%
Additional Awards Made to our Presidents in Connection with Promotions during Fiscal 2026
It is both important and common practice to increase compensation in connection with a promotion to reflect the greater scope, complexity, decision rights, and accountability of the expanded role. In making promotion-related adjustments including new equity grants, the ECC reviews competitive market data for comparable positions, internal pay equity among similarly situated leaders, and the need to ensure appropriate incentives for sustained performance and retention. Aligning compensation with role scope maintains a competitive posture in the talent market, supports succession planning, and reinforces our pay-for-performance philosophy. In connection with their promotions on July 15, 2025, Messrs. Bharathi and Koopmans each received a one-time grant of: (a) RSUs vesting over 4 years as described in more detail below, and (b) PSUs representing 60% of the shares that if earned will vest 5 years from the date of grant based on our TSR performance relative to the S&P 500 Index over the performance period measured from July 15, 2025 to July 5, 2030. The RSUs, representing 40% of the shares, vest annually 10% after 1 year; 20% after 2 years; 30% after 3 years and 40% after 4 years, which is extended and back-loaded from our standard three year quarterly vesting schedule for refresh grants. The unvested portion of these grants will be forfeited if the recipient is not an employee on the vesting date.
The annual April 2025 TSR RSU grant and these July 2025 TSR RSUs share the same relative TSR payout curve, negative TSR cap at 100% of Target, and 250% overall cap, but they differ in the length of the vesting term and TSR performance period (3 years vs. 5 years). The July TSR RSU also extends the Multiplier Performance Period to 4 years.
Executives	RSU # Shares	Target TSR RSUs # Shares*
Sandeep Bharathi, President, Data Center Group	112,560	168,839
Chris Koopmans, President and Chief Operating Officer	112,560	168,839

*
Target is based solely on the TSR component of the grants.

Additional Awards Made to Mr. Bharathi
Prior to Mr. Bharathi’s promotion to President, Data Center, the Company approved certain equity awards to Mr. Bharathi in addition to our regular annual grant cycle. These actions were taken after careful consideration of market conditions, the Company’s retention priorities, and the importance of maintaining continuity of leadership for the execution of our strategic plan. The Company believes these awards are aligned with stockholder interests by emphasizing long-term value creation, reinforcing management stability during a critical period, and ensuring competitive total compensation for key leaders.
In April, Mr. Bharathi received a regular annual equity award in accordance with our established compensation program and timing. In May, the Company granted an equity award to Mr. Bharathi for retention purposes. The Company determined that maintaining Mr. Bharathi’s leadership was essential to delivering on our operational and strategic objectives and that an incremental, performance- and retention-oriented equity award was the most appropriate and stockholder-aligned tool to address this near-term retention risk. The May award was designed to retain Mr. Bharathi over a multi-year period and to further align his interests with those of our stockholders.
The Company also considered the anticipated cost to stockholders of replacing Mr. Bharathi (with respect to his promotion grant discussed above as well as the May and June grants discussed below) and Mr. Koopmans (with respect to his promotion grant discussed above) if they

Marvell Technology, Inc. 2026 Proxy Statement	38

were to depart. Recruiting a proven external candidate would likely have required a larger up-front equity package, including make-whole awards to offset unvested equity forfeited at a prior employer and an inducement grant calibrated to attract a sitting executive. In many cases, these buyout and sign-on awards are likely to exceed the value of a targeted retention or promotion grant. By acting to retain Mr. Bharathi and Mr. Koopmans, the ECC sought to preserve continuity of leadership and to avoid incremental costs, potential dilution, and execution risk.
Separately, in June, the Company approved equity awards to a select group of core talent across the Company, including Mr. Bharathi, to recognize critical contributions and to promote retention and engagement of leaders central to the Company’s strategic priorities. This one-time action was intended to support execution of key initiatives and preserve organizational momentum in a competitive talent market.
In determining the size and structure of the May and June awards, the Company considered competitive market data, internal pay equity, the value of unvested holdings, Company performance, and advice from its independent compensation consultant. These awards are subject to multi-year vesting, are intended to be earned over time through continued service and performance, and include the same governance features that apply to our other equity awards, including our clawback policy. Unvested portions of these May and June awards will be forfeited if Mr. Bharathi is not an employee on the vesting dates. Awards consist of 60% TSR RSUs and 40% RSUs. The Company considers the awards to be one-time awards intended to address specific circumstances at the time of grant and does not expect these incremental awards to recur on a regular basis. The Company remains committed to our pay-for-performance philosophy and annual equity grant cadence. Additional information on the May and June grants is provided below.
Sandeep Bharathi	RSU # Shares	TSR RSUs (Target) # Shares*
Grant date May 15, 2025	21,084	31,626
Grant date June 15, 2025	37,705	56,557

*
Target is based solely on the TSR component of the grants.

The grants made on May 15, 2025 have the following vesting schedule:
▪
May 2025 RSU Awards Vesting Terms. Subject to continued service with the Company, the RSUs will vest in equal quarterly installments over three years from July 15, 2025.

▪
May 2025 TSR RSU Awards Vesting Terms. Subject to continued service with the Company, the TSR RSU will vest 100% on April 15, 2028. The performance terms for this TSR RSU are the same as the those described above for the April 2025 TSR RSU Awards.

The grants made on June 15, 2025 have the following vesting schedule:
▪
June 2025 RSU Awards Vesting Terms. Subject to continued service with the Company, the RSUs will vest in equal semi-annual installments over four years from June 15, 2025.

▪
June 2025 TSR RSU Awards Vesting Terms. Subject to continued service with the Company, the TSR RSUs will vest 100% on June 15, 2028. The performance terms for this TSR RSU are the same as the those described above for the April 2025 TSR RSU Awards.

Performance Awards Vested in Fiscal 2026
Measurement and Settlement in Fiscal 2026 of TSR RSUs Granted in April 2022
The fiscal 2023 TSR RSU awards were based on the achievement of performance objectives relating to the relative TSR of our common stock as compared to the TSR of the companies in the S&P 500 Index over the performance period measured from April 15, 2022 to April 5, 2025. There was a straight-line interpolation of the payout percentages for TSR between each of the payout levels (for example, between target and maximum performance), rounded up to the nearest whole share.

Marvell Technology, Inc. 2026 Proxy Statement	39

Performance Level	Versus the S&P 500 Index	Payout
Maximum	+33% over	200% of target
Target	Equal to the Index	100% of target
Minimum	-33% under	0% of target
In fiscal 2026, each participating named executive officer earned shares at 84% of target, based on a TSR over the performance period of 30.30% compared to the S&P 500 Index TSR of 35.89%. In addition, for the 2023 TSR RSUs, the EPS modifier was determined to be 100%.
Summary of Results
Performance Period	April 15, 2022 to April 5, 2025
Marvell TSR	30.30%
Index TSR	35.89%
Relative Performance	-5.59%
TSR Payout Percentage	84.0%
EPS Payout Percentage	100.0%
Overall Payout Percentage	84.0%
These awards were earned and vested in fiscal 2026 as indicated below.
Name	Grant Date	Vest Date	Target Number of Shares	Actual Number of Shares Earned
Matthew J. Murphy*	4/15/2022	4/15/2025	172,216	144,662
Sandeep Bharathi	4/15/2022	4/15/2025	39,364	33,066
Willem Meintjes**	4/15/2022	4/15/2025	13,778	11,574
Chris Koopmans	4/15/2022	4/15/2025	39,364	33,066
Mark Casper***	4/15/2022	4/15/2025	21,650	18,186

*
Mr. Murphy deferred settlement of these awards.

**
Mr. Meintjes had not yet been promoted to Chief Financial Officer on the date of grant.

***
Mr. Casper had not yet been promoted to Chief Legal Officer on the date of grant.

Achievement Under Special Performance-Based Equity Grants to Select Executive Officers in December 2022
Typically, we only grant equity awards to our executive team in April (executives who receive mid-year promotions and role changes may receive additional grants in connection with those changes). However, we believed at the time that it was necessary to award additional equity as we neared the end of the fiscal year in order to address retention concerns, ensure our executive team remained strongly aligned with stockholders and to reinforce long-term shareholder value creation. Given these objectives, the grant was 100% performance-based and subject to a long-term performance period. It included both a relative total shareholder return (TSR) and earnings per share (EPS) performance component.
The fiscal 2023 December TSR RSU awards were based on the achievement of performance objectives relating to the relative TSR of our common stock as compared to the TSR of the companies in the S&P 500 Index over the performance period measured from December 15, 2022 to December 5, 2025. There was a straight-line interpolation of the payout percentages for TSR between each of the payout levels (for example, between target and maximum performance), rounded up to the nearest whole share.
Performance Level	Versus the S&P 500 Index	Payout
Maximum	+33% over	200% of target
Target	Equal to the Index	100% of target
Minimum	-33% under	0% of target
In fiscal 2026, certain named executive officers listed below earned shares at 103% of target, based on our TSR over the performance period of 75.0% compared to the S&P 500 Index TSR of 74.01%. In addition, for the 2023 December TSR RSUs, the EPS modifier was 100%.

Marvell Technology, Inc. 2026 Proxy Statement	40

Summary of Results
Performance Period	December 15, 2022 to December 5, 2025
Marvell TSR	75.00%
Index TSR	74.01%
Relative Performance	0.99%
TSR Payout Percentage	103.0%
EPS Payout Percentage	100.0%
Overall Payout Percentage	103.0%
These awards were earned and vested in fiscal 2026 as indicated below.
Name	Grant Date	Vest Date	Target Number of Shares	Actual Number of Shares Earned
Sandeep Bharathi	12/15/2022	12/15/2025	53,358	54,959
Willem Meintjes*	12/15/2022	12/15/2025	16,601	17,100
Chris Koopmans	12/15/2022	12/15/2025	53,358	54,959
Mark Casper**	12/15/2022	12/15/2025	29,645	30,534

*
Mr. Meintjes had not yet been promoted to Chief Financial Officer on the date of grant.

**
Mr. Casper had not yet been promoted to Chief Legal Officer on the date of grant.

Share Repurchases Considerations
Historically, the Company has granted performance-based RSUs that are earned and vest based on the relative TSR of the Company compared to an appropriate index (TSR RSUs), performance-based RSUs that are earned and vest based on metrics related to the Company’s financial statements (Financial Performance Metric PSUs), performance-based RSUs that are earned and vest in whole or in part based on the achievement of a specific stock price, and awards that vest partially based on TSR and partial based on Non-GAAP EPS CAGR. When granting performance-based awards that are earned and vest based on relative TSR, EPS or on the Company’s stock price, the ECC takes into account the potential impact that share repurchases may have on the awards.
Other Factors Considered in Determining Executive Compensation
Employment Agreements
See the section in this proxy statement entitled “Employment Contracts, Severance Agreements and Change-in-Control Arrangements” for additional information on the terms of employment, severance and change in control agreements the ECC has approved with respect to the named executive officers. In 2016, the ECC approved entering into a severance agreement with Mr. Murphy concurrently with his commencement of employment, given the recent Board and management changes at the Company at that time. The Company does not have severance agreements in effect with the other named executive officers. The ECC annually reviews market and peer group severance and change in control agreement trends and practices, as well as the Company’s severance and change in control agreements and policies.
Adoption of Executive Retirement Program
On May 28, 2025, the Company adopted a Retirement Program to provide a consistent approach for certain senior executives who choose to retire and to support orderly leadership transitions. The program applies to the CEO and executives at the Executive Vice President level and above who retire voluntarily in good standing, sign a release, and agree to serve as a consultant after retirement during the applicable equity vesting period. To qualify, an executive generally must satisfy the “Rule of 65,” which means being at least age 55, having at least 5 years of service, and having a combined age and years of service of at least 65. The CEO may also qualify by transitioning to the role of Executive Chair or Strategic Advisor, with service in either role counting toward the years-of-service requirement. If the CEO leaves that role before meeting the Rule of 65, the CEO will still be eligible for retirement benefits if the CEO served as Executive Chair or Strategic Advisor for at least 12 calendar months or until August 31, 2027, whichever occurs first.
Benefits under the Retirement Program include: (a) a lump-sum cash payment equal to a pro rata portion of the executive’s fiscal-year target annual bonus (calculated at 100% of target), with the pro-ration based on days worked in the fiscal year; (b) for time-based RSUs: continued vesting for any grants that would have vested during the four quarters immediately following the retirement date; (c) for PSUs vesting on or before the first anniversary of retirement: continued eligibility to vest in full based on actual performance, without a continued-service requirement; (d) for PSUs scheduled to vest after the first anniversary: pro rata vesting based on the fraction of the performance period worked as an employee through retirement; vesting remains subject to actual performance outcomes; and (e) continued medical, dental, and vision coverage for the executive and spouse at no cost under COBRA (or equivalent plan mechanism) until the earliest of (i) the executive

Marvell Technology, Inc. 2026 Proxy Statement	41

reaching age 65, (ii) the executive or spouse becoming eligible for other employer group coverage, or (iii) the spouse reaching age 65. No named executive officers of the Company are currently eligible for retirement benefits under the Retirement Program. A copy of the Retirement Program Plan document can be found at Exhibit 10.20 to our Annual Report on Form 10-K as filed with the SEC on March 11, 2026.
Change in Control Severance Plan (“CIC Plan”)
In June 2016, the ECC recommended, and the Company’s Board adopted, the CIC Plan, the purpose of which is to provide specified payments and benefits to certain employees of the Company whose employment is subject to being either involuntarily terminated or voluntarily terminated for Good Reason under the circumstances described in the CIC Plan. The ECC has made several changes to that plan as part of its periodic reviews of competitive market practices and trends. All capitalized terms are as defined in the CIC Plan. A copy of the CIC Plan can be found at Exhibit 10.12 to our Annual Report on Form 10-K as filed with the SEC on March 11, 2026.
The ECC designed the CIC Plan to protect key employees involved in evaluating certain transactions in order to facilitate a clear focus on what is best for stockholders by making the executives neutral to a potential transaction. The protections offered by tier were developed in consideration of competitive market practice and trends, and the Company executives were slotted into tiers based on the ongoing executive team structure. Benefits are only payable upon the occurrence of an Involuntary Termination of employment during the period beginning on the signing of a definitive agreement to sell the Company and ending on the date that is 24 months following the Change in Control (i.e., double trigger).
The ECC has designated the following named executive officers as participants in the CIC Plan at the levels set forth following their names: Matthew J. Murphy (Tier 1); Sandeep Bharathi (Tier 2); Willem Meintjes (Tier 2); Chris Koopmans (Tier 2); and Mark Casper (Tier 2). Benefits payable with respect to the various tiers may be found in the section of this proxy statement entitled “Employment Contracts, Severance Agreements and Change-in-Control Arrangements.”
Equity Grant Practices Policy
Our Board has adopted a policy with respect to our equity award grant practices. Our current policy covers, among other things, the following:
▪
The ECC, a subcommittee of the ECC, or a management committee, each have the authority to approve equity award grants to employees, provided that only the ECC (and not a subcommittee or management committee) may approve equity award grants to our executive officers.

▪
Equity award grants to newly hired employees are generally made monthly. An equity award proposal is generally prepared for consideration by the 15th day of the month following the month of the new employee’s date of hire and granted using the average closing price of the Company’s common stock for the 30 trading days prior to the grant date. These awards are typically based upon a set of guidelines established by the human resources department and reviewed by the ECC.

▪
Annual equity award grants to employees are generally made after the annual performance review process is completed and are generally scheduled to be made on the 15th of April.

▪
The Company discontinued granting stock options during 2016 (other than in certain cases in connection with the conversion of options in a merger or other acquisition (“M&A”) transaction) and has granted time-based and performance-based RSUs in lieu thereof. If the Company should grant stock options (other than in connection with an M&A transaction), such grants are to be granted during an “open window.” This restriction does not apply to RSUs or other types of equity awards that do not include an exercise price related to the market price of our securities on the date of grant. Other than with respect to annual equity award grants or as otherwise approved by the ECC, any equity award grants to executive officers are generally made during an “open window.” All stock option grants must have an exercise price per share no less than the per share fair market value of our shares of common stock on the date of grant, as determined under the appropriate U.S. financial accounting rules and the applicable rules and regulations under the U.S. securities laws.

Policy Concerning Recoupment of Executive Officer Incentives Following Restatement
In fiscal 2024, we amended our Clawback Policy to comply with Nasdaq Listing Rule 5608 and Exchange Act Rule 10D-1 and as result we increased the scope of the compensation subject to the clawback to include certain types of performance-based equity awards. Under the amended policy, in the event that the Company is required to prepare an accounting restatement of its reported financial results due to the Company’s material noncompliance with any financial reporting requirement under the United States securities laws, the Company will require its current and former executive officers to reimburse all or any portion of the Incentive Compensation (defined below) earned by or paid to such executive officers for the period of such restatement (but in no event to exceed the three fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement) that would not have otherwise been paid or earned based upon the restated financial results.
“Incentive Compensation” generally means any compensation granted, earned or vested based in whole or in part on the Company’s attainment of any Financial Reporting Measure.
“Financial Reporting Measure” means a measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measure derived wholly or in part from such financial information (including, but not limited to, non-GAAP financial measures). For the avoidance of doubt, Financial Reporting Measures shall include any measure based in whole or in part on the Company’s stock price or total stockholder return.

Marvell Technology, Inc. 2026 Proxy Statement	42

Any right of recoupment under the Clawback Policy is in addition to, and is not in lieu of, any actions imposed by law enforcement agencies, regulators including the Securities and Exchange Commission, Nasdaq, or other authorities.
A copy of the Clawback Policy can be found at Exhibit 97 to our Annual Report on Form 10-K as filed with the SEC on March 11, 2026.
Stock Ownership Guidelines for Executive Officers
Our Board has established equity ownership guidelines for our executive officers designed to encourage long-term stock ownership and more closely link their interests with those of our other stockholders. These guidelines provide that the executive officers should hold shares of common stock equal in value to (i) six times the annual base salary for the Chief Executive Officer, and (ii) three times their respective annual base salary for the other executive officers. Executive officers have five years to satisfy the guidelines from the date such person is designated as being subject to the guidelines. The Board reviews progress against these guidelines annually and updates them as appropriate. The Board or the N&G Committee may discuss with the executive the reasons for a shortfall if it occurs more than five years after an executive officer becomes subject to the guidelines and more than three years after a promotion increases the guidelines expectation. While below the applicable guidelines, at any time, there is a minimum holding expectation for 50% of the net after tax shares following vesting of RSUs and performance-based RSUs, including TSR RSUs, until the applicable guideline is met. The 50% holding expectation also applies if an executive officer is short of the guideline following a promotion, change in base salary, or guideline policy change. All of our executive officers met, or were on target to meet, within the required timeframe, the ownership guidelines as of our fiscal year-end. We include equity that has been earned but for which settlement has been deferred in the calculation, but we exclude unvested equity and unexercised options when determining if the guidelines have been satisfied.
Insider Trading/Anti-Hedging and Anti-Pledging Policies
We have adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our securities by employees, officers, and directors of, and consultants and contractors to, us or any of our subsidiaries, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company.
All employees, officers, and directors of, and consultants and contractors to, us or any of our subsidiaries are subject to our Insider Trading Prohibition Policy and Guidelines. The policy prohibits the unauthorized disclosure of any nonpublic information acquired in the workplace and the misuse of material nonpublic information in securities trading. The policy also includes specific anti-pledging and anti-hedging provisions described in more detail below.
To ensure compliance with the policy and applicable federal and state securities laws, it is our policy that certain identified insiders, which include the named executive officers and directors, must refrain from the purchase or sale of our securities except in designated trading windows or pursuant to preapproved Exchange Act Rule 10b5-1 trading plans. Even during an open trading window period, certain identified insiders, which include the named executive officers and directors, must comply with our designated pre-clearance policy prior to trading in our securities.
All members of the Board, all employees (including executive officers) of, and consultants and contractors to, the Company (collectively, “Insiders”) are prohibited from engaging in “short sales” of our securities or in trading “derivative securities” tied to our securities. We define a “derivative security” generally to be any security, the value of which is dependent to some degree on another security. Examples of the most common types of derivative securities include “warrants,” “puts,” and “calls.” Stock options or other securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company are not subject to this prohibition. Insiders are also prohibited from purchasing any other financial instruments (including, but not limited to, prepaid variable forward contracts, equity swaps, and collars), or engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our stock. Insiders are permitted to invest in publicly offered funds that hold our stock, including mutual funds and exchange traded funds (“ETFs”), that are actively managed by an independent fund manager. Insiders are prohibited from investing in exchange funds also known as swap funds. An “exchange fund” allows an investor to “exchange” an individual stock, such as our stock, for shares in a fund of many pooled stocks. In addition, Insiders are prohibited from buying or selling interests in funds containing our securities on the basis of material nonpublic information about us.
Our executive officers and certain other insiders are prohibited from holding Marvell securities in a margin account or pledging Marvell securities as collateral for a loan.
A copy of the Insider Trading Prohibition Policy and Guidelines can be found at Exhibit 19 to our Annual Report on Form 10-K, as filed with the SEC on March 11, 2026.
Tax Considerations
Under Section 162(m) of the Internal Revenue Code, the Company may not take a tax deduction for any compensation paid to its executive officers who are subject to Section 162(m) in excess of $1,000,000. Our ECC may consider the deductibility of compensation when making decisions but may authorize the payment of compensation that is not deductible when it believes it to be appropriate and in the best interests of the Company and our stockholders.
Accounting Considerations
We are required to estimate and record an expense for each equity award over its vesting period. The ECC may take into account the effect of the compensation expense under FASB ASC Topic 718 when making grants of equity compensation to our employees.

Marvell Technology, Inc. 2026 Proxy Statement	43

COMPENSATION COMMITTEE REPORT
The information contained in the Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the information by reference in such filing.
The ECC has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the ECC has recommended to our Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 (incorporated by reference) and this proxy statement.
The Executive Compensation Committee:
Brad Buss, Chair
Tudor Brown
Richard Wallace

Marvell Technology, Inc. 2026 Proxy Statement	44

Compensation of Named Executive Officers
Fiscal 2026 Summary Compensation Table
In accordance with SEC rules, our named executive officers include the following: (1) the individual who served as our principal executive officer during the fiscal year; (2) the individual who served as our principal financial officer during the fiscal year; and (3) the three most highly compensated executive officers other than our principal executive officer and principal financial officer as of the end of the fiscal year.
The following table shows the compensation earned by our named executive officers for the fiscal years noted.
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation ($)(3)	Total ($)(4)
Matthew J. Murphy Board Chairman and Chief Executive Officer	2024	1,138,698	—	41,792,162	2,226,400	5,780	45,163,040
	2025	1,178,942	—	27,863,106	3,109,400	8,654	32,160,102
	2026	1,237,500	—	20,200,068	3,621,000	5,780	25,064,348
Sandeep Bharathi President, Data Center Group	2024	570,077	—	4,906,393	546,250	5,780	6,028,500
	2025	587,404	—	7,041,358	808,914	7,105	8,444,781
	2026	703,077	67,000	46,184,529	1,391,854	7,507	48,353,967
Willem Meintjes Chief Financial Officer	2024	632,590	—	4,579,338	619,520	5,780	5,837,228
	2025	648,269	—	7,307,015	852,800	5,780	8,813,864
	2026	690,385	—	6,769,965	1,115,268	5,780	8,581,398
Chris Koopmans President and Chief Operating Officer	2024	576,346	—	9,757,811	555,750	5,780	10,895,687
	2025	597,404	—	7,971,305	897,400	7,290	9,473,399
	2026	718,461	—	35,605,027	1,391,854	9,105	37,724,447
Mark Casper Chief Legal Officer and Secretary	2024	492,692	—	2,943,844	450,000	5,780	3,892,316
	2025	524,808	—	3,985,653	688,400	7,230	5,206,091
	2026	546,154	—	2,708,068	745,636	7,644	4,007,502

(1)
The dollar value of the equity grants shown in this column represents the grant date fair value calculated on the basis of the fair market value of the underlying shares of common stock in accordance with FASB ASC Topic 718, with the dollar value of the performance-based RSUs based on target performance (i.e., the probable achievement level as of the grant date). The actual value that a named executive officer will realize on each time-based award and performance-based award will depend on the price per share of our shares of common stock at the time shares received in settlement of the awards are sold. There can be no assurance that the actual value realized by a named executive officer will be at or near the grant date fair value of the time-based or performance-based RSUs awarded.

In addition to the information in the Summary Compensation Table above, for performance-based RSUs awarded in fiscal 2026, where the number ultimately issuable may vary, the following table shows the number of shares issuable and the grant date fair value at maximum performance.
	Number of Shares Issuable at Maximum Performance (#)	Estimated Future Payout at Maximum Performance ($)
Matthew J. Murphy	588,603	14,857,504
Sandeep Bharathi	803,086	31,962,013
Willem Meintjes	171,995	4,341,498
Chris Koopmans	605,561	24,939,760
Mark Casper	68,800	1,736,650

(2)
The amounts shown in this column represent annual cash incentive awards earned by the named executive officers under the AIP. Further information regarding the fiscal 2026 awards is included in the section entitled “Executive Compensation Program for Fiscal 2026 — Annual Incentive Plan (AIP)” in the Compensation Discussion and Analysis section of this proxy statement.

(3)
The amounts shown in this column for fiscal 2026 include, for each named executive officer, the Company’s 401(k) plan matching contributions in the amount of  $5,000 and premiums for basic life insurance in the amount of  $780. In addition, the total includes amounts paid in connection with a supplemental executive health plan for Messrs. Bharathi, Koopmans, and Casper.

(4)
We adopted a deferred compensation plan in fiscal 2026. Amounts in this table will always be shown on a pre-deferral basis. For additional information regarding this plan or any contributions made to such plan see the section entitled “Nonqualified Deferred Compensation” below.

Marvell Technology, Inc. 2026 Proxy Statement	45

Grants of Plan-Based Awards in Fiscal 2026 Table
The following table shows the plan-based equity and non-equity awards for fiscal 2026 for our named executive officers.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Stock Awards Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Matthew J. Murphy	—	0	2,500,000	5,000,000	—	—	—	—	—
	4/15/2025	—	—	—	—	—	—	100,904	5,342,564
	4/15/2025	—	—	—	0	235,441	588,603	—	14,857,504
Sandeep Bharathi	—	0	924,000	1,848,000	—	—	—	—	—
	4/15/2025	—	—	—	—	—	—	42,808	2,266,555
	4/15/2025	—	—	—	0	64,212	160,530	—	4,052,098
	5/15/2025	—	—	—	—	—	—	21,084	1,366,812
	5/15/2025	—	—	—	0	31,626	79,065	—	2,647,571
	6/15/2025	—	—	—	—	—	—	37,705	2,514,207
	6/15/2025	—	—	—	0	56,557	141,393	—	4,953,545
	7/15/2025	—	—	—	—	—	—	112,560	8,074,942
	7/15/2025	—	—	—	0	168,839	422,098	—	20,308,799
Willem Meintjes	—	0	770,000	1,540,000	—	—	—	—	—
	4/15/2025	—	—	—	—	—	—	45,866	2,428,467
	4/15/2025	—	—	—	0	68,798	171,995	—	4,341,498
Chris Koopmans	—	0	924,000	1,848,000	—	—	—	—	—
	4/15/2025	—	—	—	—	—	—	48,923	2,590,326
	4/15/2025	—	—	—	0	73,385	183,463	—	4,630,960
	7/15/2025	—	—	—	—	—	—	112,560	8,074,942
	7/15/2025	—	—	—	0	168,839	422,098	—	20,308,799
Mark Casper	—	0	495,000	990,000	—	—	—	—	—
	4/15/2025	—	—	—	—	—	—	18,347	971,419
	4/15/2025	—	—	—	0	27,520	68,800	—	1,736,650

(1)
The amounts represent the threshold, target, and maximum dollar payouts under our AIP for fiscal 2026. There is no payout at threshold performance. Actual amounts earned are shown in the “Non-Equity Incentive Compensation” column of the preceding Summary Compensation Table of this proxy statement. Further information regarding this plan is included in the section entitled “Executive Compensation Program for Fiscal 2026 — Annual Incentive Plan (AIP)” in the Compensation Discussion and Analysis section of this proxy statement.

(2)
The fiscal 2026 TSR RSU awards are based on the achievement of performance objectives relating to the relative TSR of the Company’s shares of common stock as compared to the TSR of the companies on the S&P 500 Index over a three-year and five-year performance period. There will be a straight-line interpolation of the payout percentages for TSR between each of the payout levels (for example, between minimum and target performance), rounded up to the nearest whole share. The payout is zero for performance achievement at negative 32.99% relative TSR. The initial payout based on TSR performance above will then be modified based on the percentile rank of Marvell’s non-GAAP adjusted EPS growth during the applicable measurement period relative to the members of a custom peer group. Non-GAAP adjusted EPS will be based on the values disclosed in Marvell’s (or peer company’s) quarterly earnings press release.

(3)
These RSUs vest in equal quarterly installments over three years following the grant date with the exception of the RSUs granted on June 15, 2025 which vest over 4 years evenly in 6-month increments and the July 15, 2025 grants which vest annually over 4 years with 10% the first year, 20% the second year, 30% the third year and 40% the fourth year.

(4)
The dollar value of stock awards shown represents the grant date fair value calculated on the basis of the fair market value of the underlying shares of common stock on the grant date in accordance with FASB ASC Topic 718, with the dollar value of the performance-based RSUs based on target performance (i.e., the probable achievement level as of the grant date). The actual value that a named executive officer will realize on each stock award will depend on the price per share of our shares of common stock at the time shares underlying the stock awards are sold. There can be no assurance that the actual value realized by a named executive officer will be at or near the grant date fair value of the stock awarded.

Marvell Technology, Inc. 2026 Proxy Statement	46

Outstanding Equity Awards at Fiscal 2026 Year-End
Time-Based and Performance-Based Restricted Stock Units at Fiscal Year-End
		Stock Awards
Name	Number of RSUs That Have Not Vested (#)(1)	Market Value of RSUs That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned RSUs That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned RSUs That Have Not Vested ($)(4)
Matthew Murphy	11,039(5)	871,198	—	—
	—	—	309,071(6)	24,391,883
	34,844(7)	2,749,888	—	—
	—	—	195,122(8)	15,399,028
	706,452(9)	55,753,192	196,235(10)	15,486,866
	75,678(11)	5,972,508	—	—
	—	—	235,441(12)	18,581,004
Sandeep Bharathi	3,680(5)	290,426	—	—
	—	—	66,230(6)	5,226,872
	12,312(7)	971,663	—	—
	—	—	44,321(8)	3,497,813
	32,106(11)	2,533,806	—	—
	—	—	64,212(12)	5,067,611
	15,813(11)	1,247,962	—	—
	—	—	31,626(12)	2,495,924
	32,991(15)	2,603,650	—	—
	—	—	56,557(16)	4,463,478
	112,560(17)	8,883,235	—	—
	—	—	168,839(18)	13,324,774
Willem Meintjes	3,435(5)	271,090	—	—
	—	—	61,815(6)	4,878,440
	12,776(7)	1,008,282	—	—
	—	—	45,993(8)	3,629,768
	34,400(11)	2,714,848	—	—
	—	—	68,798(12)	5,429,538
Chris Koopmans	4,498(5)	354,982	—	—
	—	—	80,948(6)	6,388,416
	112,463(13)	8,875,580	31,239(14)	2,465,382
	13,938(7)	1,099,987	—	—
	—	—	50,174(8)	3,959,732
	36,693(13)	2,895,812	—	—
	—	—	73,385(14)	5,791,544
	112,560(17)	8,883,235	—	—
			168,839(18)	13,324,774
Mark Casper	2,208(5)	174,255	—	—
	—	—	39,738(6)	3,136,123
	6,969(7)	549,993	—	—
	—	—	25,087(8)	1,979,866
	13,761(11)	1,086,018	—	—
	—	—	27,520(12)	2,171,878

(1)
In addition to time-based RSUs, this column also includes performance-based awards granted under our 1995 Stock Option Plan for which the relevant performance condition has been satisfied but remain subject to continued time-based vesting.

Marvell Technology, Inc. 2026 Proxy Statement	47

(2)
The price per share of our shares of common stock on the last trading day of fiscal 2026 was $78.92 as reported on the Nasdaq Global Select Market on January 30, 2026. The market value of the unvested RSUs is equal to the applicable number of RSUs multiplied by $78.92.

(3)
Performance-based awards granted under our 1995 Stock Option Plan are reported in this column at target for awards with expected payouts above threshold but below target. Awards with expected payouts above target payout are reported at maximum payout.

(4)
The market value of the awards is based on the target payout using the closing price of our common stock as of January 30, 2026, which was $78.92.

(5)
These RSUs granted on April 15, 2023 vested in full on April 15, 2026.

(6)
The fiscal 2024 TSR RSUs are based on the achievement of performance objectives relating to the relative TSR of the Company’s shares of common stock as compared to the TSR of the companies on the S&P 500 Index over the performance period measured from April 15, 2023 to April 5, 2026. There will be a straight-line interpolation of the payout percentages for TSR between each of the payout levels (for example between minimum and target performance), rounded up to the nearest whole share. For performance achievement at negative 32.99% relative TSR the rounded payout is one share. The initial payout based on TSR performance above will then be modified based on the percentile rank of Marvell’s non-GAAP adjusted EPS growth from fiscal 2023 to fiscal 2025 relative to the members of a custom peer group (20 companies). Non-GAAP adjusted EPS will be based on the values disclosed in Marvell’s (or peer company’s) quarterly earnings press release. The starting point for measuring EPS growth will be the 4 quarters ended on or prior to Marvell’s FYE 2023, and the ending point will be the 4 quarters ended on or prior to Marvell’s FYE 2025. The grant fully vested on April 15, 2026 at a payout level of 196% of target.

(7)
These RSUs granted on April 15, 2024 will vest in 5 remaining equal quarterly installments from April 15, 2026 through April 15, 2027.

(8)
The fiscal 2025 TSR RSUs are based on the achievement of performance objectives relating to the relative TSR of the Company’s shares of common stock as compared to the TSR of the companies on the S&P 500 Index over the performance period measured from April 15, 2024 to April 5, 2027. There will be a straight-line interpolation of the payout percentages for TSR between each payout levels (for example, between minimum and target performance), rounded up to the nearest whole share. For performance achievement at negative 32.99% relative TSR the rounded payout is one share. The initial payout based on TSR performance above will then be modified based on the percentile rank of Marvell’s non-GAAP adjusted EPS growth from fiscal 2024 to fiscal 2026 relative to the members of a custom peer group (20 companies). Non-GAAP adjusted EPS will be based on the values disclosed in Marvell’s (or peer company’s) quarterly earnings press release. The starting point for measuring EPS growth will be the 4 quarters ended on or prior to Marvell’s FYE 2024, and the ending point will be the 4 quarters ended on or prior to Marvell’s FYE 2026. If the performance target is met, the shares earned will vest on April 15, 2027.

(9)
These shares of the Special Performance-Based Equity Grant have met the first three hurdles and will vest evenly on April 15, 2026 and April 15, 2028.

(10)
The Special Performance-Based Equity Grant has a five-year performance period starting on April 15, 2023. These shares have 1 tier of price targets remaining ($120) and a Total Stockholder Return Adjustment (described below). 25% of the outstanding shares will be eligible to vest upon the achievement of each price target tranche. Performance achievement of a price target tranche shall occur once the average closing trading price for the Company’s common stock over a period of 60 trading days equals or exceeds the applicable price target for that tranche.

Tranche	Price Target	% of Outstanding
4	$120	100.0%
If performance achievement of a price target tranche has been achieved, the number of earned RSUs applicable to that price target tranche will be adjusted (higher, no adjustment, or lower) based on the Company’s Total Stockholder Return as compared to the total stockholder return of the companies included in (as of the grant date) the S&P 500 Index as measured from the grant date to that tranche’s applicable tranche achievement date as shown in the below table.
Performance Level	Versus the S&P 500 Index	Adjustment
Maximum	90th Percentile or higher	+20%
Target	25th Percentile to 89th Percentile	No Adjustment
Minimum	Less than 25th Percentile	-20%
Once the number of achieved RSUs of a tranche have been determined and certified, those achieved RSUs will generally vest in accordance with the following schedule:
▪
50% of the achieved RSUs will vest on the later of  (i) the 3-year anniversary of the grant date or (ii) the 15th day of the month after the performance achievement date, subject to the executive remaining employed at the Company on such date; and

▪
The remaining 50% of the RSUs achieved will vest on the 5-year anniversary of the grant date (i.e., the last day of the performance period), subject to the executive remaining employed at the Company on such date.

(11)
These RSUs granted on April 15, 2025 will vest in 9 remaining equal quarterly installments from April 15, 2026 through April 15, 2028.

(12)
The fiscal 2026 TSR RSUs are based on the achievement of performance objectives relating to the relative TSR of the Company’s shares of common stock as compared to the TSR of the companies on the S&P 500 Index over the performance period measured from April 15, 2025 to April 5, 2028. There will be a straight-line interpolation of the payout percentages for TSR between each payout levels (for example between minimum and target performance), rounded up to the nearest whole share. For performance achievement at negative 32.99% relative TSR the rounded payout is one share. The initial payout based on TSR performance above will then be modified based on the percentile rank of Marvell’s non-GAAP adjusted EPS growth from fiscal 2025 to fiscal 2027 relative to the members of a custom peer group (20 companies). Non-GAAP adjusted EPS will be based on the values disclosed in Marvell’s (or peer company’s) quarterly earnings press release. The starting point for measuring EPS growth will be the 4 quarters ended on or prior to Marvell’s FYE 2025, and the ending point will be the 4 quarters ended on or prior to Marvell’s FYE 2027. If the performance target is met, the shares earned will vest on April 15, 2028.

(13)
These shares of the Special Performance-Based Equity Grant have met the first three hurdles and will vest evenly on May 15, 2026 and May 15, 2028.

(14)
The Special Performance-Based Equity Grant has a five-year performance period starting on May 15, 2023. These shares have 1 tier of price targets remaining ($120) and a Total Stockholder Return Adjustment (described below). 25% of the outstanding shares will be eligible to vest upon the achievement of each price target tranche. Performance achievement of a price target tranche shall occur once the average closing trading price for the Company’s common stock over a period of 60 trading days equals or exceeds the applicable price target for that tranche.

Tranche	Price Target	% of Outstanding
4	$120	100.0%
If performance achievement of a price target tranche has been achieved, the number of earned RSUs applicable to that price target tranche will be adjusted (higher, no adjustment, or lower) based on the Company’s Total Stockholder Return as compared to the total stockholder return of the companies included in (as of the grant date) the S&P 500 Index as measured from the grant date to that tranche’s applicable tranche achievement date as shown in the below table.
Performance Level	Versus the S&P 500 Index	Adjustment
Maximum	90th Percentile or higher	+20%
Target	25th Percentile to 89th Percentile	No Adjustment
Minimum	Less than 25th Percentile	-20%

Marvell Technology, Inc. 2026 Proxy Statement	48

Once the number of achieved RSUs of a tranche have been determined and certified, those achieved RSUs will generally vest in accordance with the following schedule:
▪
50% of the achieved RSUs will vest on the later of  (i) the 3-year anniversary of the grant date or (ii) the 15th day of the month after the performance achievement date, subject to the executive remaining employed at the Company on such date; and

▪
The remaining 50% of the RSUs achieved will vest on the 5-year anniversary of the grant date (i.e., the last day of the performance period), subject to the executive remaining employed at the Company on such date.

(15)
These RSUs granted on June 15, 2025 will vest in 7 installments from June 15, 2026 to June 15, 2029.

(16)
The fiscal 2026 TSR RSUs are based on the achievement of performance objectives relating to the relative TSR of the Company’s shares of common stock as compared to the TSR of the companies on the S&P 500 Index over the performance period measured from April 15, 2025 to April 5, 2028. There will be a straight-line interpolation of the payout percentages for TSR between each payout levels (for example between minimum and target performance), rounded up to the nearest whole share. For performance achievement at negative 32.99% relative TSR the rounded payout is one share. The initial payout based on TSR performance above will then be modified based on the percentile rank of Marvell’s non-GAAP adjusted EPS growth from fiscal 2025 to fiscal 2027 relative to the members of a custom peer group (20 companies). Non-GAAP adjusted EPS will be based on the values disclosed in Marvell’s (or peer company’s) quarterly earnings press release. The starting point for measuring EPS growth will be the 4 quarters ended on or prior to Marvell’s FYE 2025, and the ending point will be the 4 quarters ended on or prior to Marvell’s FYE 2027. If the performance target is met, the shares earned will vest on June 15, 2028.

(17)
These RSUs granted on July 15, 2025 will vest in 4 installments every with 10% vesting on July 15, 2026, 20% vesting on July 15, 2027, 30% vesting on July 15, 2028 and 40% vesting on July 15, 2029.

(18)
The fiscal 2026 TSR RSUs are based on the achievement of performance objectives relating to the relative TSR of the Company’s shares of common stock as compared to the TSR of the companies on the S&P 500 Index over the performance period measured from April 15, 2025 to April 5, 2030. There will be a straight-line interpolation of the payout percentages for TSR between each payout levels (for example between minimum and target performance), rounded up to the nearest whole share. For performance achievement at negative 32.99% relative TSR the rounded payout is one share. The initial payout based on TSR performance above will then be modified based on the percentile rank of Marvell’s non-GAAP adjusted EPS growth from fiscal 2025 to fiscal 2029 relative to the members of a custom peer group (20 companies). Non-GAAP adjusted EPS will be based on the values disclosed in Marvell’s (or peer company’s) quarterly earnings press release. The starting point for measuring EPS growth will be the 4 quarters ended on or prior to Marvell’s FYE 2025, and the ending point will be the 4 quarters ended on or prior to Marvell’s FYE 2029. If the performance target is met, the shares earned will vest on July 15, 2030.

Stock Vested in Fiscal 2026
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Matthew J. Murphy	103,404	7,672,171
Sandeep Bharathi	136,150	10,042,783
Willem Meintjes	122,373	9,344,353
Chris Koopmans	132,947	9,717,603
Mark Casper	84,045	6,240,725

(1)
Value realized on vesting equals the number of vested shares multiplied by the stock price of the Company’s shares on the vesting date.

Options Exercised in Fiscal 2026
No options were exercised in fiscal 2026.
Pension Benefits and Nonqualified Deferred Compensation
None of our named executive officers received any pension benefits during fiscal 2026.
The Company adopted the Marvell Technology, Inc. Deferred Compensation Plan (“Deferred Compensation Plan”) in fiscal 2026 that allows executives to defer receipt of some of their compensation to a later date. Marvell does not currently make any contributions to the Deferred Compensation Plan. None of our named executive officers contributed to or received earnings from the Deferred Compensation Plan during fiscal 2026. A copy of the plan document can be found at Exhibit 10.18 to our Annual Report on Form 10-K as filed with the SEC on March 11, 2026. The terms of the plan are summarized below.
The Deferred Compensation Plan is an unfunded, nonqualified deferred compensation arrangement intended to comply with Section 409A and to qualify as an ERISA “top-hat” plan for a select group of highly compensated employees. The plan became effective on February 2, 2025. Participation is by election and limited to eligible employees at the AVP level and above. Participants may elect to defer specified types of compensation, which may include base salary, annual bonuses and other incentive compensation. The Company may, but is not required to, make matching or other contributions to plan participants. Participant deferrals are always fully vested. Company contributions, if made, will vest in accordance with any vesting conditions or other requirements approved by the ECC.
Our 1995 Stock Option Plan allows executive officers and directors to defer settlement of vested equity grants. In fiscal 2023, Mr. Murphy deferred settlement of a performance-based equity grant that would have otherwise vested and settled on April 15, 2025. See Section entitled “Measurement and Settlement in Fiscal 2026 of TSR RSUs Granted in April 2022” of this proxy statement for additional information about the grant that was deferred by Mr. Murphy. Information on the earnings and value of such deferred compensation is provided in the table below.

Marvell Technology, Inc. 2026 Proxy Statement	49

NONQUALIFIED DEFERRED COMPENSATION
Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Matthew Murphy, Chief Executive Officer(1)	7,713,378	—	3,703,347	—	11,416,725

(1)
On April 15, 2025, 144,662 TSR RSUs vested at 84% of target following certification of performance results. Mr. Murphy elected to defer settlement, and the vested shares were credited as deferred stock units valued at $53.32 per share on April 15, 2025 (closing stock price on such date), for an aggregate ‘executive contribution’ of  $7,713,378 reported above. The aggregate balance at fiscal year-end of  $11,416,725 attributable to these deferred stock units includes the fair value of the 144,662 deferred stock units at January 30, 2026 (determined using the closing stock price on the last business day of the fiscal year of  $78.92). The grant-date fair value of the underlying TSR RSUs was reported in the Summary Compensation Table for fiscal 2023; therefore, the dollar amounts reported above attributable to this deferral are not included in the fiscal 2026 Summary Compensation Table.

Chief Executive Officer Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of our principal executive officer to the annual total compensation of our median employee. During fiscal 2026, the principal executive officer of the Company was our Chairman and Chief Executive Officer, Matthew J. Murphy. For fiscal 2026, Mr. Murphy’s annual total compensation, as disclosed in the Summary Compensation Table, was $25,064,348 and our median employee’s annual total compensation was $158,857, resulting in a pay ratio of approximately 158 to 1.
In accordance with Item 402(u) of Regulation S-K we identified the median employee as of December 31, 2025 by (i) aggregating for each applicable employee (A) annual base salary for salaried employees (or hourly rate multiplied by the estimated annual work schedule, for hourly employees), (B) the target incentive compensation, and (C) the estimated grant date fair value for employee equity awards granted in the fiscal year and ranking this compensation measure for our employees from lowest to highest. Amounts paid in foreign currencies were converted into U.S. Dollars using the average annual exchange rate as of the determination date, and we annualized the compensation of permanent employees that worked for less than the full year. This calculation was performed for all employees of the Company as of December 31, 2025, excluding Mr. Murphy.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Employment Contracts, Severance Agreements and Change-in-Control Arrangements
During fiscal 2026, we had the following agreements with our named executive officers:
Matthew J. Murphy. As part of the offer letter that the Company entered into in connection with the appointment of Mr. Murphy as President and Chief Executive Officer in 2016, the Company entered into a Severance Agreement with Mr. Murphy that provides for certain severance benefits should he be terminated in the future. Following the Company’s annual review of executive severance agreements, during fiscal 2024, the parties extended the agreement’s duration until April 15, 2028. The terms of the amended Severance Agreement are summarized below.
If Mr. Murphy’s employment is terminated by the Company for other than “Cause” or if he resigns for “Good Reason”, provided he executes a release of claims, he will receive: (a) a lump sum separation payment equal to two times his then annual base salary, (b) 100% of his target cash incentive, (c) reimbursement for 12 months of medical insurance premiums, and (d) acceleration of certain equity grants as described below. For each equity award, (a) subject only to time-based vesting, the vesting will be accelerated as if he had remained employed through the date 18 months following the termination of employment date, (b) subject to performance-based vesting to the extent performance measurement has been completed and shares will vest thereafter solely based on time, the vesting will be accelerated as if he had remained employed through the date 18 months following the termination of employment date, (c) subject to performance-based vesting to the extent the performance measurement has not been completed, then the vesting of shares subject to each Equity Award will be accelerated by multiplying the number of shares at Target by the Pro Rata Acceleration Fraction (as defined below), and (d) subject to performance-based vesting to the extent one but not all of the performance measurement components have been completed, then the vesting of shares subject to each such Equity Award will be accelerated by (i) multiplying the number of shares at Target by the Pro Rata Acceleration Fraction (as defined below) the result of which is then multiplied by the completed performance measurement. The Pro Rata Acceleration Fraction means the fraction in which the numerator is the number of days elapsed starting on the date of grant of the Equity Award until termination of employment in accordance with the Severance Agreement divided by the total number of days in the performance measurement period (provided, however, in the event there are 2 performance measurement periods for a particular Equity Award, then the longest period is used for purposes of the Pro Rata Acceleration Fraction). The amended Severance Agreement shall terminate upon the later of (i) April 15, 2028, or (ii) if Mr. Murphy is terminated involuntarily by the Company without Cause prior to April 15, 2028, the date that all of the obligations of the parties hereto with respect to this agreement have been satisfied.
Mr. Murphy is also a Tier 1 participant in the Company’s CIC Plan, which provides the following benefits upon an “Involuntary Termination” within the time period beginning on the date that the Company enters into a definitive agreement whose consummation would result in a Change in Control and ending on the date that is 24 months following the Change in Control, provided the Change in Control is actually consummated:

Marvell Technology, Inc. 2026 Proxy Statement	50

(i) lump sum payment equal to 24 months of annual base salary, (ii) 200% of annual target cash incentive for the fiscal year in which an involuntary termination occurs, (iii) annual target cash incentive for the fiscal year in which an involuntary termination occurs pro-rated for the number of full months employed during the fiscal year, acceleration of 100% of outstanding and unvested equity awards (with performance-based equity awards subject to adjustment as set forth in the CIC Plan), and (iv) reimbursement of 24 months of continued health coverage. If the provisions of the Company’s CIC Plan are triggered in connection with termination of his employment and he receives the severance benefits provided therein, he will not be eligible for the severance payments under the severance agreement.
For purposes of the Company’s CIC Plan, an “Involuntary Termination” means a termination by a participant for “Good Reason” (as defined in the CIC Plan), or a termination of the participant’s employment by the Company for reason other than “Cause”, death or “Disability” (each, as defined in the CIC Plan).
Sandeep Bharathi, Willem Meintjes, Chris Koopmans, and Mark Casper. Messrs. Bharathi, Meintjes, Koopmans, and Casper are Tier 2 participants in the Company’s CIC Plan, which provides the following benefits upon an “Involuntary Termination” within the time period beginning on the date that the Company enters into a definitive agreement whose consummation would result in a Change in Control and ending on the date that is 24 months following the Change in Control, provided the Change in Control is actually consummated: (i) lump sum payment equal to 18 months of annual base salary, (ii) 150% of annual target cash incentive for the fiscal year in which an involuntary termination occurs, (iii) annual target cash incentive for the fiscal year in which an involuntary termination occurs pro-rated for the number of full months employed during the fiscal year, (iv) acceleration of 100% of outstanding and unvested equity awards (with performance-based equity awards subject to adjustment as set forth in the CIC Plan), and reimbursement of 18 months of continued health coverage.
Indemnification Arrangements
We have entered into a standard form of indemnification agreement with each of our named executive officers and directors. A copy of our form of indemnification agreement can be found at Exhibit 10.1 to our Annual Report on Form 10-K as filed with the SEC on March 11, 2026.
Potential Payments on Termination or Change in Control
The following table shows the potential payments upon termination of employment or a change in control for the named executive officers. The terms of the CIC Plan applicable to each executive and the terms of any severance agreements, if any, are set forth above in the section entitled “Employment Contracts, Severance Agreements and Change-in-Control Arrangements.” The table assumes that (i) the triggering event took place on January 30, 2026, the last business day of fiscal 2026; (ii) the value of RSU acceleration is computed by multiplying the market price of our common stock on the last trading day of fiscal 2026, which was January 30, 2026 ($78.92), by the number of unvested restricted stock units that are subject to acceleration; and (iii) the pro-rata cash incentive was earned at target for each individual. Amounts actually received if any of our named executive officers cease to be employed will vary based on factors such as the timing during the year of any such event, the Company’s stock price, the named executive officer’s age, performance under the terms of applicable performance- based awards, and any changes to our benefit arrangements and policies.
Named Executive Officer	Involuntary Termination Other than for “Cause” or Voluntary Termination for “Good Reason” with No Change in Control ($)(1)	Involuntary Termination In connection with Change in Control or Voluntary Termination for “Good Reason” following Change in Control ($)
Matthew J. Murphy
Cash Severance	2,500,000	2,500,000
Cash Incentive	2,500,000	5,000,000
Pro-Rata Cash Incentive	—	2,500,000
Intrinsic Value of Equity Acceleration	81,395,720	115,375,389(2)
Health and Welfare Benefits	26,837	53,674
Total	86,422,557	125,429,063
Sandeep Bharathi	—
Cash Severance	—	1,155,000
Cash Incentive	—	1,386,000
Pro-Rata Cash Incentive	—	924,000
Intrinsic Value of Equity Acceleration	—	29,571,870(2)
Health and Welfare Benefits	—	5,143
Total	—	33,042,013
Willem Meintjes
Cash Severance	—	1,050,000
Cash Incentive	—	1,155,000
Pro-Rata Cash Incentive	—	770,000
Intrinsic Value of Equity Acceleration	—	14,432,107(2)
Health and Welfare Benefits	—	58,014
Total	—	17,465,121
Chris Koopmans	—
Cash Severance	—	1,155,000

Marvell Technology, Inc. 2026 Proxy Statement	51

Named Executive Officer	Involuntary Termination Other than for “Cause” or Voluntary Termination for “Good Reason” with No Change in Control ($)(1)	Involuntary Termination In connection with Change in Control or Voluntary Termination for “Good Reason” following Change in Control ($)
Cash Incentive	—	1,386,000
Pro-Rata Cash Incentive	—	924,000
Intrinsic Value of Equity Acceleration	—	36,979,659(2)
Health and Welfare Benefits	—	68,999
Total	—	40,513,658
Mark Casper	—
Cash Severance	—	825,000
Cash Incentive	—	742,500
Pro-Rata Cash Incentive	—	495,000
Intrinsic Value of Equity Acceleration	—	8,228,715(2)
Health and Welfare Benefits	—	68,999
Total	—	10,360,214

(1)
If the termination is in connection with a Change in Control, the terms of the CIC Plan apply, and no payments are due under any of the severance agreements described above.

(2)
The following assumptions were made in connection with the stock payouts: The performance grants were calculated at the tracking % as of January 30, 2026: fiscal 2024 TSR granted on April 15, 2023 at 175%, fiscal 2025 TSR at 98%, the fiscal 2026 TSR granted on April 5, 2025, May 15, 2025 and June 15, 2025 at 24% and fiscal 2026 TSR granted on July 15, 2025 at 120%.

Life Insurance and Equity Acceleration
Each executive’s estate or designated beneficiary would be eligible to receive a life insurance payment upon death. This life insurance benefit is provided to all salaried employees at the rate of two-and-a-half times annual base salary (rounded to the higher multiple of $1,000) or $1,000,000, whichever is less.
In addition, pursuant to the Equity Award Death Acceleration Policy (adopted in February 2018 and amended in fiscal 2026 to remove disability benefits) applicable to all persons who hold equity under the 1995 Stock Option Plan, upon the death of the holder of an equity award, the vesting of the equity award will be accelerated as follows:
▪
for any equity award subject only to time-based vesting, 100% of the shares subject to the equity award;

▪
for any equity award subject to performance-based vesting where the performance period has been completed, 100% of the shares subject to the portion of the equity award that has become eligible to vest based on actual performance for the performance period; and

▪
for any equity award subject to performance-based vesting where the performance period has not been completed, 100% of the shares subject to the portion of the equity award that would become eligible to vest based on performance at 100% of target levels for the performance period.

Named Executive Officer	Potential Value ($)(1)
Matthew J. Murphy	129,913,211
Sandeep Bharathi	50,607,213
Willem Meintjes	17,931,966
Chris Koopmans	51,574,062
Mark Casper	9,098,134

(1)
Excludes life insurance payment which is provided to all salaried employees.

Marvell Technology, Inc. 2026 Proxy Statement	52

Pay Versus Performance Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our Company, illustrating pay versus performance, or PVP.
					Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income ($M)	Marvell TSR Relative to S&P 500 TSR
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2026	$25,064,348	$(69,708,823)	$24,917,329	$9,349,361	$156.47	$293.24	$2,670.1	-46.2%
2025	$32,160,142	$144,383,348	$8,635,432	$35,103,944	$480.7	$299.0	$(885.0)	44.1
2024	$45,163,040	$119,693,800	$8,524,389	$22,930,328	$286.8	$256.1	$(933.4)	29.5%
2023	$22,442,578	$(7,825,315)	$10,060,637	$1,326,725	$187.0	$171.7	$(163.5)	-26.3%
2022	$15,510,223	$57,345,982	$5,938,147	$16,708,351	$278.9	$189.8	$(421.0)	8.4%
In the above table, Mr. Murphy is the PEO for fiscal years 2022-2026. The non-PEO named executive officers reflect the following individuals in each year:
2026:
Willem Meintjes, Chris Koopmans, Sandeep Bharathi, and Mark Casper.

2025:
Raghib Hussain, Willem Meintjes, Chris Koopmans, and Mark Casper.

2024:
Raghib Hussain, Willem Meintjes, Chris Koopmans, Sandeep Bharathi, and Mark Casper.

2023:
Raghib Hussain, Willem Meintjes and Jean Hu (each serving as CFO for part of the fiscal year), Chris Koopmans and Dan Christman.

2022:
Raghib Hussain, Jean Hu, Mitchell Gaynor, and Dan Christman.

Prior FYE Current FYE Fiscal Year	PEO: Matthew Murphy 02/01/2025 01/31/2026 2026
SCT Total	$25,064,348
− Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(20,200,068)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$32,946,365
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$(88,485,295)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$2,032,215
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(21,066,387)
− Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0
Compensation Actually Paid	$(69,708,823)

Marvell Technology, Inc. 2026 Proxy Statement	53

Prior FYE Current FYE Fiscal Year	NEO 02/01/2025 01/31/2026 2026
SCT Total	$24,917,329
− Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(23,066,897)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$28,653,838
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$(12,445,041)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$990,600
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(9,700,468)
− Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0
Compensation Actually Paid	$9,349,361
Given a significant amount of the values for Compensation Actually Paid to our PEO and the other NEOs are based on our stock price as of a particular date in time, and specifically under the SEC rules, required to be the last day of the listed fiscal year, it is important to note that the values could have been dramatically different if other dates were chosen. Accordingly, the values in the columns for Compensation Actually Paid to our PEO and the other NEOs could have been significantly less if other dates were chosen or if our stock price happened to be lower on the last day of the listed fiscal year.
The following table lists the financial performance measures that we believe represent the most important financial performance measures we used to link compensation actually paid to our named executive officers to our performance:
Most Important Performance Measures
Relative Total Shareholder Return (TSR)
Revenue
Earnings per Share (EPS)
Non-GAAP Gross Margin
Non-GAAP Operating Income Margin
The charts below show the relationship between the PEO and other NEOs’ compensation actually paid (“CAP”) to TSR, Net Income, Marvell TSR Relative to S&P 500 TSR (company selected measure in column (i) above.

Marvell Technology, Inc. 2026 Proxy Statement	54

Marvell Technology, Inc. 2026 Proxy Statement	55

CERTAIN RELATIONSHIPS
AND RELATED PARTY TRANSACTIONS
The Audit Committee is responsible for the review, approval, or ratification of “related-person transactions” between us or our subsidiaries and related persons. The Audit Committee will consider relevant facts and circumstances in determining whether or not to approve or ratify such a transaction and will approve or ratify only those transactions that are, in its judgment, appropriate or desirable under the circumstances. Under SEC rules and our written policy, a “related person” is a director, officer, nominee for director, or 5% stockholder at any time since the beginning of the last fiscal year and their immediate family members. We have adopted written policies and procedures that apply to any transaction or series of related transactions in which the Company or a subsidiary is a participant and a related person has a direct or indirect interest. Pursuant to our policy, the following transactions are subject to standing pre-approval under the policy:
▪
Compensation. Any compensation (or benefit under an employee benefit plan) paid by the Company to an employee except where one employee is approving the compensation of another employee who is an immediate family member.

▪
Director compensation. Any compensation paid to a director if the compensation has been approved by the Board or a Committee of the Board.

▪
Certain transactions with other companies. Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, or any combination of the foregoing, if the aggregate amount involved does not exceed the greater of $200,000 or 5% of that company’s total annual revenues. In such transactions, the related person’s interest is deemed not to be a direct or indirect material interest.

▪
Certain Company charitable contributions. Any charitable contribution, grant or endowment by the Company or, if applicable, the Company’s charitable foundation, charitable trust or similar affiliated charitable entity as may exist from time to time to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer), if the aggregate amount involved does not exceed the lesser of $200,000 or 5% of the charitable organization’s total annual receipts.

▪
Transactions where all stockholders receive proportional benefits. Any transaction where the related person’s interest arises solely from the ownership of a class of our equity securities and all holders of that class of our equity securities received the same benefit on a pro rata basis (e.g., dividends).

▪
Transactions involving another public company with a common institutional stockholder. Any transaction with (i) another publicly traded company where the related person’s interest arises solely from beneficial ownership of more than 5% of the Company’s common stock and ownership of a non-controlling interest in the other publicly traded company or (ii) a private company where the related person is an “institutional investor” as defined in FINRA Rule 2210(a)(4) and the related person’s interest arises solely from beneficial ownership of more than 5% of the Company’s common stock and ownership of a non-controlling interest in the other company.

Marvell Technology, Inc. 2026 Proxy Statement	56

ADDITIONAL INFORMATION
Future Stockholder Proposals and Nominations for the 2027 Annual Meeting
Under Rule 14a-8 of the Exchange Act, for a stockholder proposal to be considered for inclusion in the proxy statement for the 2027 Annual Meeting, we must receive the written proposal at the mailing address of our business offices set forth below no later than the close of business (6:00 p.m. Pacific Time) on January 13, 2027 (which is 120 calendar days before the anniversary of the date we first released the proxy statement for the 2026 Annual Meeting, which was May 13, 2026). Such proposals must comply with Rule 14a-8 and other applicable SEC rules regarding inclusion of stockholder proposals in company-sponsored proxy materials.
If you wish to bring other business before the 2027 Annual Meeting (including director nominations) outside Rule 14a-8, you must follow the advance notice procedures in our Bylaws. In accordance with our Bylaws, such nominations and other business may be brought before the meeting only if made pursuant to timely written notice to our Secretary and accompanied by the information required by the Bylaws. To be timely for the 2027 Annual Meeting, a stockholder’s notice must be received not less than 90 days nor more than 120 days prior to the one-year anniversary of the date of our 2026 Annual Meeting. Accordingly, notice must be received no earlier than February 25, 2027 and no later than the close of business (6:00 p.m. Pacific Time) on March 27, 2027. The notice must include, among other things, information regarding the proposing stockholder, any proposed business, and, for any director nomination, information regarding each proposed nominee, as specified in the Bylaws. In addition to satisfying the advance notice deadlines in the Bylaws, any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide the notice required under Rule 14a-19 to our Secretary no later than April 26, 2027 (60 calendar days before the anniversary of the date of our 2026 Annual Meeting).
Our Bylaws also contain a proxy access right. A stockholder, or a group of up to 20 stockholders, that has owned at least three percent of our outstanding shares continuously for at least three years may nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors then in office (rounded down) or two nominees, whichever is greater, provided that the stockholder(s) and nominee(s) satisfy the requirements in the Bylaws. To use proxy access for the 2027 Annual Meeting, we must receive proper written notice no earlier than the close of business on January 13, 2027 and no later than the close of business on February 12, 2027 (which are, respectively, 120 and 90 calendar days before the anniversary of the date we first released the proxy statement for the 2026 Annual Meeting, May 13, 2026). In each case, the notice must include the information specified in the Bylaws, including information concerning each nominee and information about the stockholder’s ownership of, and agreements relating to, our shares.
If, however, the date of the 2027 Annual Meeting is more than 30 days before or more than 30 days after the anniversary of the date of the 2026 Annual Meeting, then the deadlines under the advance notice and proxy access provisions of our Bylaws will instead be (i) no more than 120 days prior to such meeting and (ii) no less than the later of 90 days prior to such meeting or 10 days following the public announcement of the date of such meeting.
We will not entertain any proposals or nominations at the 2027 Annual Meeting that do not meet the requirements set forth in Rule 14a-8 or our Bylaws, as applicable. We encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination. All stockholder proposals or nominations pursuant to this section may be sent to our Chief Legal Officer and Secretary, Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054.
Householding — Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials (the “Notice”), unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and also helps protect the environment.
We expect that a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice. A single Notice and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by calling 866-540-7095, or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, annual report and other proxy materials, you may write or call our Investor Relations department at 5488 Marvell Lane, Santa Clara, California, 95054, telephone number 408-222-0777.
Any stockholders who share the same address and currently receive multiple copies of our Notice or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding.

Marvell Technology, Inc. 2026 Proxy Statement	57

OTHER MATTERS
At the time of preparation of this proxy statement, we are not aware of any other matters to be brought before the Annual Meeting. However, if any other matters are properly presented for action, in the absence of instructions to the contrary, it is the intention of the persons named in the enclosed form of proxy to vote, or refrain from voting, in accordance with their respective best judgment on such matters.

Marvell Technology, Inc. 2026 Proxy Statement	58

QUESTIONS AND ANSWERS
ABOUT OUR ANNUAL MEETING
Q:
Why am I receiving these proxy materials?

A:
We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with our solicitation of proxies for use at the Annual Meeting to be held at 9:00 a.m. Pacific Time on Thursday, June 25, 2026. These materials were first sent or given to stockholders on or about May 13, 2026. You are invited to attend the Annual Meeting virtually and are asked to vote on the proposals described in this proxy statement.

Q:
What is included in these proxy materials?

A:
These proxy materials include:

▪
The notice of the Annual Meeting,

▪
Our proxy statement for the Annual Meeting, and

▪
Our Annual Report for the fiscal year ended January 31, 2026.

If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.
Q:
What proposals will be considered at the meeting?

A:
The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying notice of Annual Meeting and include:

1.
The election of eight (8) directors who will hold office until the earlier of the 2027 Annual Meeting or their resignation or removal;

2.
An advisory (non-binding) vote to approve the compensation of our named executive officers;

3.
To ratify the selection of Deloitte as the Company’s independent registered public accounting firm for its fiscal year ending January 30, 2027; and

4.
To consider and act on one stockholder proposal, entitled “Independent Board Chairman,” if properly presented at the Annual Meeting.

If any other matters properly come before the meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote in their discretion the shares represented by all properly executed proxies.
Q:
How does our Board recommend that I vote on the proposals?

A:
At the Annual Meeting, our Board recommends our stockholders vote:

1.
FOR the election of the eight (8) director nominees listed in Proposal No. 1 (see Proposal No. 1);

2.
FOR the approval, on an advisory and non-binding basis, of named executive officer compensation (see Proposal No. 2);

3.
FOR the ratification of the selection of Deloitte as the Company’s independent registered public accounting firm for its fiscal year ending January 30, 2027. (see Proposal No. 3); and

4.
AGAINST the stockholder proposal, entitled “Independent Board Chairman” (see Proposal No. 4).

Q:
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

A:
The U.S. Securities and Exchange Commission (“SEC”) has adopted rules to allow companies to post proxy materials on the Internet and provide only a Notice of Internet Availability of Proxy Materials to stockholders. We have elected to provide access to our proxy materials primarily over the Internet. Accordingly, we are sending a Notice to most of our stockholders of record and beneficial owners. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and request a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis. The Notice also instructs you how to submit your proxy electronically over the Internet or by mail.

Q:
How can I get electronic access to the proxy materials?

A:
The Notice will provide you with instructions regarding how to:

▪
View the proxy materials for the Annual Meeting on the Internet, and

▪
Instruct us to send future proxy materials to you by e-mail.

Our proxy materials are also available on the investor relations page of our website at www.marvell.com. None of the materials on our website other than the proxy materials are part of this proxy statement or incorporated by reference herein.
Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail

Marvell Technology, Inc. 2026 Proxy Statement	59

message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
Q:
Who can vote?

A:
The Record Date for the Annual Meeting has been set as the close of business, 6:00 p.m. Pacific Time, on April 30, 2026. Only stockholders of record as of such date will be entitled to notice of and to vote at the meeting. On the Record Date, there were 897,331,173 Voting Shares issued and outstanding. Each Voting Share is entitled to one vote on each of the proposals to be voted on at the Annual Meeting, except that the Voting Shares with respect to the Series A Preferred Stock do not vote for the election and removal of directors. Voting Shares held as of the Record Date include shares that are held directly in your name as the stockholder of record and those shares held for you as a beneficial owner through a broker, bank, or other nominee.

Q:
What should I do now to vote?

A:
You may vote your shares either by voting online at the meeting or by submitting a completed proxy via the Internet, telephone or by mail before the meeting. After carefully reading and considering the information contained in this proxy statement, please follow the instructions as summarized below, depending on whether you hold shares directly in your name as stockholder of record or you are the beneficial owner of shares held through a broker, bank or other nominee. Most of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between the procedures for voting shares held of record and those owned beneficially.

Q:
If my shares are held in “street name” by my broker, bank, or other nominee, how do I vote my shares?

A:
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and the Notice will, subject to the terms made between you and the stockholder of record, be forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of submitting voting instructions over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on a voting instruction form.

If your shares are held in “street name” and your voting instruction form or Notice of Internet Availability indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the unique access code indicated on that voting instruction form or Notice of Internet Availability. Otherwise, you should contact your bank, broker, or other nominee (preferably at least 5 days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.
Q:
If I am a stockholder of record, how do I vote my shares?

A:
If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (our “Transfer Agent”), you are considered the stockholder of record with respect to those shares and the Notice was sent directly to you.

There are four ways to vote:
During the Annual Meeting
▪
Virtually. You may attend the Annual Meeting and vote using the virtual meeting platform.

In advance of the Annual Meeting
▪
By Telephone. You may submit your proxy by calling the toll-free number provided in the proxy card (which must be submitted by the deadline in the proxy card).

▪
Via the Internet. You may submit your proxy via the Internet by following the instructions provided in the Notice (which must be submitted by the deadline in the Notice).

▪
By Mail. If you request printed copies of the proxy materials by mail, you may submit your proxy by filling out the proxy card and sending it back in the envelope provided (which must be received before votes are cast at the Annual Meeting).

Please be aware that if you issue a proxy or give voting instructions over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.
Q:
What happens if I do not cast a vote?

A:
Many of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Beneficial owners — If you hold your shares in “street name,” it is critical that you instruct your broker, bank or other nominee to cast your vote if you want it to count on all matters. The term “broker non-vote” refers to shares held by a broker or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker, bank or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers, banks, and nominees do not have discretionary voting authority on non-routine matters and accordingly may not vote on such matters absent instructions from you as the beneficial holder. Thus, if you hold your shares in “street name” and you do not instruct your broker, bank or other nominee on how to vote, brokers, banks, or other nominees are not permitted to vote on certain proposals and may elect not to vote on any of the proposals.

Marvell Technology, Inc. 2026 Proxy Statement	60

As a result, it is important to us that you affirmatively vote on all matters to ensure your shares are counted.
Stockholders of record — If you are a stockholder of record and you do not cast your vote or submit a proxy, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. However, if you sign and return the proxy card with no further instructions, the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and, as the proxy holders, may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. A stockholder may also abstain from voting on any proposal. An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Pursuant to our Bylaws, abstentions have the same effect as an “against” vote with respect to the approval of the named executive officer compensation program, the appointment of our independent registered accounting firm, and the stockholder proposal (Proposals No. 2, 3, and 4), and no effect on the outcome of director elections (Proposal No. 1).
Q:
How are votes counted?

A:
Each share held by a stockholder as of the Record Date is entitled to one vote. There is no cumulative voting in the election of directors.

All votes will be tabulated by the inspector of elections appointed for the meeting, who will count the votes, determine the existence of a quorum and the validity of proxies and ballots, and certify the results of the voting.
Q:
How can I change or revoke my proxy after I have submitted it?

A:
You may change or revoke your proxy at any time before it is voted at the Annual Meeting by (1) Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), (2) signing and returning a new proxy card with a later date, or (3) attending and voting at the virtual Annual Meeting. If you are a beneficial owner and submitted voting instructions to your broker, bank, or other nominee, please refer to the instructions provided by your broker, bank, or other nominee on how to change your vote.

Q:
What if other matters come up at the meeting?

A:
The matters described in this proxy statement are the only matters that we know of that will be voted on at the meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

Q:
Can I attend the Annual Meeting?

A:
The Annual Meeting will be held virtually via live audio-only webcast and you will not be able to attend in person. We have structured the Annual Meeting to provide substantially the same rights that stockholders would have at an in-person meeting. You will be able to vote your Marvell stock electronically via the Internet, submit questions online during the meeting and request the list of registered stockholders as of the Record Date by logging in to the website specified below using the unique control number included on your proxy card. If you were a stockholder at the close of business on the Record Date or you hold a valid legal proxy for the Annual Meeting, you may attend the Annual Meeting virtually.

Q:
How can I submit question at or prior to the Annual Meeting?

A:
If you wish to submit a question during the Annual Meeting, you may log into www.virtualshareholdermeeting.com/MRVL2026 and enter your unique control number provided in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials and enter a question. We will answer questions and address comments relevant to meeting matters that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints. We will summarize multiple questions submitted on the same topic. We will try to respond to all appropriate questions during the meeting, as time permits.

If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, we provide an opportunity for stockholders to contact us separately after the Annual Meeting through the “Investor Relations” section of the Company’s website at https://investor.marvell.com.
Q:
What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

A:
If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page. Technical support will be available starting at 8:30 a.m. Pacific Time and until the meeting has finished.

Q:
What quorum is required for action at the meeting?

A:
The presence of a majority of the voting power of the stock outstanding and entitled to vote at the meeting, present or represented by proxy, shall constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. In the event there are not sufficient shares present for a quorum at the time of the Annual Meeting, the meeting will stand adjourned as may be determined by our Board in accordance with the Bylaws to permit the further solicitation of proxies.

Q:
What vote is required to approve each proposal?

A:
Proposal No. 1: The nominees for director receiving the affirmative vote of at least a majority of the votes cast at the Annual Meeting will be elected as directors to serve until the next Annual Meeting. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal.

Proposal No. 2: Our stockholders will have an advisory (non-binding) vote on named executive officer compensation as described in this proxy statement, which requires the affirmative vote of at least a majority of the voting power of the stock present or represented by

Marvell Technology, Inc. 2026 Proxy Statement	61

proxy and entitled to vote on the subject matter at the Annual Meeting to be approved. Abstentions will have the same effect as votes “against” the proposal, and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal. The vote is advisory and therefore not binding on our Board; however, our Board and the ECC will consider the result of the vote when making future decisions regarding our executive compensation policies and practices.
Proposal No. 3: Ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending January 30, 2027 requires the affirmative vote of at least a majority of the voting power of the stock present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting to be approved. Abstentions will have the same effect as votes “against” the proposal, and because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, there will not be any broker non-votes with respect to this proposal.
Proposal No. 4: Stockholder proposal entitled “Independent Board Chairman” requires the affirmative vote of at least a majority of the voting power of the stock present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting to be approved. Abstentions will have the same effect as votes “against” the proposal, and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal.
Q:
What does it mean if I receive more than one Notice or e-mail about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

A:
If you receive more than one Notice, more than one e-mail or more than one paper copy of the proxy materials, it means that you have multiple accounts with your brokers or the Transfer Agent. Please vote all of these shares. For all of your shares to be voted by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and do so for all shares represented by each Notice and e-mail that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices or e-mails). We encourage you to have all your shares registered in the same name and address. You may do this by contacting your broker or the Transfer Agent.

Q:
What is the contact information for our Transfer Agent?

A:
Contact information is as follows:

Equiniti Shareholder Services Call Center Toll Free: 800.937.5449 Local & International: 718-921-8124 Hours: 8:00 a.m. – 8:00 p.m. ET Monday to Friday	Equiniti Trust Company, LLC 28 Liberty Street, Floor 53 New York, NY 10005 E-mail: HelpAST@Equiniti.com

Q:
Who is making and paying for this proxy solicitation?

A:
This proxy is solicited on behalf of our Board. We will pay the cost of distributing this proxy statement and related materials as well as the cost of soliciting proxies. We will also reimburse brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of shares or other persons for whom they hold shares. We have retained Okapi Partners LLC to assist us in the solicitation of proxies and we have agreed to pay them a fee of approximately $20,000, plus reasonable expenses, for these services. In addition, to the extent necessary to ensure sufficient representation at the meeting, we may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet, or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

Q:
How can I find out the results of the voting at the Annual Meeting?

A:
We plan to announce preliminary voting results at the meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the meeting. If the final voting results are not available within four business days after the meeting, we will provide the preliminary results in the Form 8-K and the final results in an amendment to the Form 8-K within four business days after the final voting results are known to us.

Q:
Who should I call if I have questions about the Annual Meeting?

A:
You should contact the following:

Ashish Saran
Sr. Vice President, Investor Relations
5488 Marvell Lane
Santa Clara, CA 95054
Phone: (408) 222-0777

Marvell Technology, Inc. 2026 Proxy Statement	62

ANNUAL REPORT ON FORM 10-K
YOU MAY OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 31, 2026, BY SENDING A WRITTEN REQUEST TO THE FOLLOWING ADDRESS: MARVELL SEMICONDUCTOR, INC., 5488 MARVELL LANE, SANTA CLARA, CALIFORNIA, 95054, ATTN: INVESTOR RELATIONS DEPARTMENT. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.MARVELL.COM.
BY ORDER OF THE BOARD OF DIRECTORS,
MATTHEW J. MURPHY
Chairman and CEO
May 13, 2026

Marvell Technology, Inc. 2026 Proxy Statement	63

Appendix
Marvell Technology, Inc.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)
	Years Ended
	January 28, 2023	January 31, 2026
GAAP diluted net income per share	$(0.19)	$3.07
Special items:
Stock-based compensation	0.64	0.68
Amortization of acquired intangible assets	1.27	1.08
Restructuring related charges	0.03	0.02
Legal settlement	0.12	—
Gain on sale of business	—	(2.10)
Other	0.10	(0.03)
Other income tax effects and adjustments	0.15	0.12
Non-GAAP diluted net income per share	$2.12	$2.84
Year Ended January 31, 2026
GAAP Operating income (loss)	$1,322.90
(1) Cost of goods sold
Stock-based compensation	49.20
Amortization of acquired intangible assets	639.00
Restructuring related charges	0.50
Other costs of goods sold	2.40
(2) Research and development
Stock-based compensation	409.00
Other	0.60
(3) Selling, general and administrative
Stock-based compensation	132.60
Amortization of acquired intangible assets	303.00
Other	16.30
(4) Restructuring related charges (gains), net in operating expenses	15.50
Non-GAAP Operating income	$2,891.00
Marvell believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.
Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell’s results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Marvell Technology, Inc. 2026 Proxy Statement	A-1

5488 Marvell Lane
Santa Clara, CA 95054
www.marvell.com
Copyright © 2026 Marvell, All rights reserved

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY T00397-P47770 ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! MARVELL TECHNOLOGY, INC. 1000 N. WEST STREET SUITE 1200 WILMINGTON, DE 19801 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 24, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MRVL2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 24, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For Against Abstain For Against Abstain Nominees: 1. Election of Directors. MARVELL TECHNOLOGY, INC. The Board of Directors recommends you vote FOR the following: 2. An advisory (non-binding) vote to approve compensation of our named executive officers. 3. To ratify the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2027. The Board of Directors recommends voting FOR proposals 2 and 3, but recommends voting AGAINST proposal 4. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1a. Sara Andrews 1b. Brad W. Buss 1c. Daniel Durn 1d. Rebecca W. House 1e. Marachel L. Knight 1f. Matthew J. Murphy 1g. Rajiv Ramaswami 1h. Richard P. Wallace 4. To consider and act on one stockholder proposal, entitled "Independent Board Chairman", if properly presented at the Annual Meeting. SCAN TO VIEW MATERIALS & VOTE

T00398-P47770 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Stockholder Letter and Form 10-K are available at www.proxyvote.com. MARVELL TECHNOLOGY, INC. Annual Meeting of Stockholders June 25, 2026 12:00 PM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Willem Meintjes and Mark Casper, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Marvell Technology, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM, EDT on June 25, 2026, virtually at www.virtualshareholdermeeting.com/MRVL2026 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by proxy may be voted for a substitute nominee selected by the Board of Directors. Continued and to be signed on reverse side